UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Walgreen Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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108 Wilmot Road

Deerfield, Illinois 60015

November 18, 2011

Dear Walgreens Shareholder:

Please join us Wednesday, January 11, 2012, at 2:00 p.m., Central Time, for our Annual Shareholders’ Meeting. As in past years, the meeting will be held in the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois. For your convenience, a trolley service will run from the Navy Pier parking garages to Entrance 2, Lobby 3.

Even in a challenging U.S. economy, fiscal 2011 was a year of strong performance for Walgreens. We achieved our 37th consecutive year of record sales through a focus on delivering exceptional value, quality and service to our customers and patients, fueled by our culture of operational excellence and innovation. We returned a record $2.4 billion to shareholders in fiscal 2011 through dividends and share repurchases, including an increase in our dividend for the 36th consecutive year. The year also produced our strongest growth in net income in a decade and our largest growth in earnings per share in more than 15 years. At this year’s Annual Meeting, we’ll update you on how we are meeting the evolving needs of today’s customers and patients by becoming “My Walgreens” for everyone in America, the first choice for health and daily living. We will also review our financial performance and answer your questions.

Please mark your calendar for January 11. Closed captioning will be offered during the entire meeting, including questions and answers. If you are unable to attend the meeting in person, please join us online at Walgreens.com at 2:00 p.m., Central Time, that day to hear a live broadcast. A video re-broadcast is expected to be available on our website by Monday, January 16.

This year, we are pleased to be providing most of our shareholders with proxy materials over the Internet. By using this method of delivery, we are able to provide these important materials in an expedited manner while reducing our costs and the environmental impact of our Annual Meeting.

Your vote is very important. Whether or not you plan to attend the meeting, please vote at your earliest convenience by following the instructions in the notice of internet availability of proxy materials or the proxy card you received in the mail.

Our very best wishes for a healthy and happy holiday season, and thank you for your continued trust and confidence in Walgreens.

Sincerely,

ALAN G. MCNALLY	GREGORY D. WASSON
Chairman of the Board	President and Chief Executive Officer

108 Wilmot Road

Deerfield, Illinois 60015

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Wednesday, January 11, 2012

TO THE SHAREHOLDERS OF WALGREEN CO.:

The Annual Meeting of Shareholders of Walgreen Co., an Illinois corporation, will be held in the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois, on Wednesday, January 11, 2012, at 2:00 p.m. Central Standard Time.

The Annual Meeting is being held for the following purposes:

(1)	To elect 11 directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

(2)	To ratify the appointment of Deloitte & Touche LLP as Walgreen Co.’s independent registered public accounting firm for the fiscal year ending August 31, 2012;

(3)	To approve the Walgreen Co. 2011 Cash-Based Incentive Plan;

(4)	To approve, on an advisory basis, the compensation of our named executive officers (a “Say-on-Pay” vote);

(5)	To conduct an advisory vote on the frequency of future shareholder Say-on-Pay votes (a “Say-When-on-Pay” vote);

(6)	To consider a shareholder proposal regarding an executive equity retention policy; and

(7)	To transact such other business as may properly come before the meeting or any adjournment.

Only shareholders of record at the close of business on November 14, 2011, are entitled to vote at the Annual Meeting and any adjournment.

Shareholders are cordially invited to attend the Annual Meeting. If attending, please bring the admission ticket mailed to you and at least one form of photo identification.

This year, we are pleased to be using the Securities and Exchange Commission “e-proxy” rule that allows companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each shareholder. As a result, we are mailing to most shareholders a notice instead of a printed copy of this proxy statement and our fiscal 2011 Annual Report. The notice contains instructions on how to access those documents over the Internet and how to submit voting instructions. The notice also contains instructions on how shareholders may, if desired, request a printed copy of our proxy materials. Shareholders who do not receive a notice will receive a printed copy of the proxy materials and our fiscal 2011 Annual Report by mail unless they have previously requested electronic delivery.

To vote your shares, please follow the instructions in the notice of internet availability of proxy materials or the proxy card you received in the mail. If you vote by telephone or via the Internet, you need not return a proxy card. You may revoke your proxy at any time before your shares are voted at the meeting by notifying the Secretary of Walgreen Co. in writing or by validly submitting another proxy by telephone, Internet or mail. If you are present at the meeting, you may vote your shares in person, which will supersede your proxy. If you hold shares through a broker or other custodian, please check the voting instructions provided to you by that broker or custodian.

Your vote is important. Whether or not you plan to attend the meeting in person, please vote at your earliest convenience. Your vote before the annual meeting will ensure representation of your shares at the annual meeting even if you are unable to attend.

By order of the Board of Directors,

THOMAS J. SABATINO, JR.
Corporate Secretary

November 18, 2011

108 Wilmot Road

Deerfield, Illinois 60015

November 18, 2011

PROXY STATEMENT

Annual Meeting of Shareholders to be held January 11, 2012

This proxy statement is being distributed beginning on or about November 18, 2011, in connection with the Annual Meeting of Shareholders of Walgreen Co. to be held in the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois, on Wednesday, January 11, 2012, at 2:00 p.m. Central Standard Time. Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any adjournments of the Annual Meeting. This proxy statement describes the business that will be transacted at the Annual Meeting and how you can vote your shares. References in this proxy statement to “Walgreens,” the “Company,” “we,” “us” or “our” refer to Walgreen Co. except as otherwise indicated or the context otherwise requires.

Questions and Answers about the Proxy Materials and the Annual Meeting

Why am I receiving these materials?

This Proxy Statement is being delivered to all shareholders of record as of the close of business on November 14, 2011 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting.

How may I receive proxy materials?

This year, we are pleased to be using the Securities and Exchange Commission “e-proxy” rule that allows companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each shareholder. As a result, we are mailing to most of our shareholders a notice about the Internet availability of the proxy materials (the “Notice of Internet Availability”) that contains instructions on how to access this proxy statement, the accompanying notice of annual meeting and our fiscal 2011 Annual Report online. If you received the Notice of Internet Availability by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy materials and how you may submit your proxy. The notice also contains instructions on how shareholders may, if desired, request a printed copy of our proxy materials.

Shareholders who do not receive the Notice of Internet Availability will receive a printed copy of the proxy materials and our fiscal 2011 Annual Report by mail unless they have previously requested electronic delivery. We are providing notice of the availability of those materials by e-mail to those shareholders who have previously elected to receive the proxy materials and annual report electronically. Those shareholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Who can attend the Annual Meeting?

Only shareholders of Walgreens as of the record date, November 14, 2011, their authorized representatives and guests of Walgreens may attend the Annual Meeting. To attend the meeting in person, you will need an admission ticket or an account statement showing your ownership of Walgreens stock as of November 14, 2011, and a government-issued photo identification. An admission ticket is included with the proxy materials if you received a printed copy of the proxy materials. A Notice of Internet Availability in your name can also serve as your admission ticket. Large bags, backpacks, briefcases, cameras, recording equipment and other electronic devices will not be permitted in the meeting, and attendees may be subject to security inspections.

Who is entitled to vote?

Only shareholders of record of Walgreen Co. common stock at the close of business on November 14, 2011, are entitled to notice of, and to vote at, the Annual Meeting. As of that date, 877,861,721 common shares of Walgreen Co. were outstanding. Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Cumulative voting allows a shareholder to multiply the number of shares owned by the number of directors to be elected and to cast an equal number of votes for each of the eleven nominees, distribute their votes among as many nominees as they choose, or cast all their votes for one nominee. Shareholders may not cumulate their votes against a nominee.

Shareholders of Record.  If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares, and a Notice of Internet Availability or a set of proxy materials is being provided to you directly by Walgreens. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

“Street Name” Shareholders.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the Notice of Internet Availability or proxy materials were forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. Since you are not the shareholder of record, however, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.

What proposals are being voted on at the Annual Meeting? What are the Board of Directors’ voting recommendations?

	Proposal	Board Recommendation

No. 1	The election to the Board of Directors of the eleven persons nominated by the Board, each for a term of one year ending at the next Annual Meeting.	“FOR”

No. 2	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending August 31, 2012.	“FOR”

No. 3	Approval of the Walgreen Co. 2011 Cash-Based Incentive Plan.	“FOR”

No. 4	Say-on-Pay: An advisory vote on the compensation of our named executive officers.	“FOR”

No. 5	Say-When-on-Pay: An advisory vote on the frequency of shareholder Say-on-Pay votes.	“1 YEAR”

No. 6	Shareholder proposal regarding an executive stock retention policy.	“AGAINST”

The proxy holders intend to vote each proxy received by them in accordance with the direction of the shareholder completing the proxy. If you grant a proxy to allow your shares to be represented at the Annual Meeting, but do not indicate how your shares should be voted on one or more matters listed above, then the proxies will vote your shares as the Board of Directors recommends for those matters. If you grant a proxy to allow your shares to be represented at the Annual Meeting with no further instructions on the election of directors, the proxy holders have discretionary authority to cumulate votes and to allocate such votes among some or all of the nominees recommended by the Board of Directors, although they have no present intention of doing so. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their best judgment. Other than the matters listed above, Walgreens knows of no other matters to be presented at the meeting.

How do I vote?

Shareholders of Record:  If you are a shareholder of record and you received a printed copy of the proxy materials by mail, you may vote in person at the Annual Meeting or by one of the following methods:

•	By Mail. Complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided;

•	By Telephone. Call the toll-free telephone number set forth on the proxy card (1-800-690-6903), and follow the recorded instructions; or

•	By Internet. Access the secure Internet website registration page identified on the proxy card, and follow the instructions.

Please refer to the specific instructions set forth on the proxy card you received.

If you are a shareholder of record and you received a Notice of Internet Availability of Proxy Materials, you may vote in person at the Annual Meeting, by accessing the secure Internet website registration page identified on the Notice of Internet Availability and following the instructions, or by mail or telephone if you request a printed copy of the proxy materials by calling the toll-free telephone number set forth on the Notice of Internet Availability (1-800-579-1639). Please refer to the specific instructions set forth in the Notice of Internet Availability you received.

Please note that the Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on January 10, 2012. The individuals named as proxies on the proxy card will vote your shares in accordance with your instructions.

Street Name Shareholders:  If your shares are held by a broker, bank or other nominee, you should have received instructions on how to vote or instruct the broker to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. If you give the broker voting instructions, your shares will be voted as you direct. Please note that brokers may not vote your shares on the election of directors, on compensation matters or on shareholder proposals in the absence of your specific instructions as to how to vote. Please provide your voting instructions so your vote can be counted.

Street name shareholders may generally vote by one of the following methods:

•

By Mail.  If you received a printed copy of the proxy materials, you may vote by signing, dating and returning the voting instruction card sent to you by your broker, bank or other nominee in the pre-addressed envelope provided;

•

By Methods Listed on Voting Instruction Card.  Please refer to your voting instruction card or other information provided by your broker, bank or other nominee to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the record holder; or

•

In Person with a Proxy from the Record Holder.  A street name shareholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her brokerage firm, bank or other nominee and present that proxy and proof of identification at the Annual Meeting to vote. Please consult the voting instruction card provided to you by your broker, bank or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

If you are a shareholder of record and choose to cumulate your votes in the election of directors, you must notify our Corporate Secretary in writing prior to the Annual Meeting or, if you vote in person at the

Annual Meeting, notify the chair of the meeting prior to the commencement of voting. If you hold shares beneficially through a broker, bank or other nominee and wish to cumulate votes, you should contact your broker, bank or nominee.

If my shares are held in street name, how will my shares be voted if I do not return voting instructions to my broker?

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may vote your shares in its discretion on matters designated as routine under the rules of the New York Stock Exchange (“NYSE”). However, a broker cannot vote shares held in street name on matters designated as non-routine by the NYSE, unless the broker receives voting instructions from the beneficial owner. If you hold your shares in street name and do not provide voting instructions to your broker, your broker will have discretion to vote your shares only on proposal No. 2, because the ratification of the Company’s independent registered public accounting firm appointment is considered a routine matter. Each of the other items to be submitted for a vote of shareholders at the Annual Meeting is considered non-routine under applicable NYSE rules. “Broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received from beneficial owners and the broker does not have discretionary authority to vote on the proposal.

What constitutes a quorum at the Annual Meeting?

A majority of the outstanding shares, represented at the Annual Meeting in person or by proxy, will constitute a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting to transact business. Abstentions and broker non-votes are counted as shares represented at the meeting for purposes of determining a quorum. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

How many votes are needed to have the proposals pass?

The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter is required to elect each director and approve each proposal. With respect to Proposal No. 5, the advisory vote on the frequency of shareholder Say-on-Pay votes, if no alternative receives the requisite majority, the Board will consider shareholders to have recommended the Say-on-Pay frequency that receives the greatest number of votes.

How are the votes counted?

With respect to Proposal Nos. 1, 2, 3, 4 and 6, only proxies and ballots that indicate votes “For,” “Against” or “Abstain” on the proposals or that provide the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote. With respect to Proposal No. 5, the advisory vote on the frequency of shareholder Say-on-Pay votes, only proxies and ballots that indicate votes for “1 Year,” “2 Years,” “3 Years,” “Abstain” or that provide the designated proxies with the right to vote in their judgment and discretion on the proposal are counted. If you elect to abstain, the abstention will have the same effect as an “against” vote on these proposals. Shares constituting broker non-votes are not counted as shares represented in person or by proxy and entitled to vote on a non-routine matter and, therefore, are not counted for the purpose of determining whether shareholders have approved the proposal.

Can I change my vote after I return the proxy card, or after voting by telephone or electronically?

If you are a shareholder of record, you can revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions:

•	by giving timely written notice of the revocation to the Corporate Secretary of Walgreens;

•	by submitting another timely proxy by telephone, Internet or mail in accordance with the instructions provided with the proxy card or Notice of Internet Availability you received; or

•	by voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by timely contacting your bank, broker or other holder of record in accordance with that entity’s procedures. You may also vote in person at the Annual Meeting if you obtain a legal proxy.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. The proxy confers discretionary authority to the persons named in the proxy, or their substitutes, to vote on any other business that may properly come before the meeting.

Is my vote confidential?

Yes, any information that identifies a shareholder or the particular vote of a shareholder is kept confidential and will not be disclosed to Walgreens unless required by law or requested by you.

Who counts the votes?

Broadridge Financial Solutions, Inc. will tabulate the proxies and Hagberg and Associates will act as the inspector of election. Each firm is independent of Walgreens.

How can I find out the voting results?

We expect to announce preliminary results at the Annual Meeting. We will report final voting results in a Form 8-K filing with the Securities and Exchange Commission following the Annual Meeting.

Who will pay for the costs involved in the solicitation of proxies?

Walgreens will bear the expenses incurred to solicit proxies. We will pay all costs of preparing, assembling, printing and distributing the proxy materials. Solicitation may be made by mail, facsimile, email, in person and by telephone. Officers, directors and employees of Walgreens may help solicit proxies for no additional compensation. We have retained Alliance Advisors LLC to assist in soliciting proxies for a fee of approximately $12,000, plus reasonable out-of-pocket expenses. We will, upon request, reimburse brokerage firms and other nominees or fiduciaries for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of our common stock.

PROPOSAL 1

Election of Directors

There are eleven nominees identified below for election to the Board of Directors to hold office for one year or until their successors are elected and qualified.

Should any nominee unexpectedly become unavailable for election, the Nominating and Governance Committee will recommend, and the Board of Directors will substitute, a replacement nominee, unless the Board instead chooses to reduce the number of directors serving on the Board. The proxy holders will vote all proxies received by them for any such replacement nominee. The Board of Directors does not anticipate that any nominee will be unable to serve.

Set forth below are the names, ages, principal occupations and other information about the director nominees. Also included is a description of the specific experience, qualifications, attributes and skills of each nominee that led the Board to conclude that each nominee is well-qualified to serve as a member of our Board of Directors.

• Director since 1999 • Independent • Chairman of the Board

Alan G. McNally, 66—Chairman of the Board of Walgreen Co. since October 2008. Mr. McNally was the acting Chief Executive Officer of Walgreen Co. from October 2008 to February 2009 and lead director of the Board from January 2008 to October 2008. Mr. McNally has served as Special Advisor to BMO Financial Corp. (formerly known as Harris Financial Corp.) since January 2007. He was Chairman of the Board of Harris Financial Corp. from April 1998 to May 2006, Chief Executive Officer from April 1998 to September 2002, and a director from May 2006 through December 2006. Mr. McNally was Chairman of the Board of Harris Trust and Savings Bank and Harris Bankcorp, Inc. from April 1995 to January 2004 and Chief Executive Officer from September 1993 to September 2002. He served as Senior Advisor to TeleTech North America from February 2003 to September 2006.

Significant Experience/Competencies

• Former CEO

• Former Non-Executive Chairman

• General Management & Business Operations

• Consumer-facing Industry

• Consumer Marketing

• Hospital Board

• Regulated Industry

• Corporate/Institutional
Relationship Management

• Mergers & Acquisitions

• International

• Strategy Development

• Risk Management

• Finance

• Public Relations/Communications

Overview of Board Qualifications

The Board believes that Mr. McNally’s demonstrated leadership skills and broad-
based business acumen, together with his independence and extensive strategic, financial, operational and management experience gained in the financial services industry, enable him to effectively lead the Board in its governance and oversight responsibilities. In addition to his prior roles as Chairman and Chief Executive Officer of Harris Bank and as Chairman and acting Chief Executive Officer of Walgreens from October 2008 to February 2009, the Board values Mr. McNally’s experience from his prior service as non-executive Chairman of the Board of Harris Financial Corporation and, earlier in his career, of MasterCard International.

• Director since 2010 • Independent • Audit Committee • Finance Committee

David J. Brailer, M.D., Ph.D., 52—Chairman of Health Evolution Partners, a private equity firm focused on the healthcare industry, since 2006. Dr. Brailer served as National Coordinator for Health Information Technology within the Department of Health and Human Services of the U.S. federal government from May 2004 to April 2006. He was a Senior Fellow at the Health Technology Center from 2002 to 2004. Previously, he served as Chairman and Chief Executive Officer and a director of CareScience, Inc., a provider of care management services and Internet-based healthcare solutions, from 1992 to 2002. Prior to that, he was Adjunct Assistant Professor of Health Care Systems at The Wharton School of Business at the University of Pennsylvania.

Significant Experience/Competencies

• Former Public Company CEO

• General Management & Business Operations

• Healthcare Industry; Regulated
Industry

• Corporate/Institutional Relationship Management

• Mergers & Acquisitions

• International

• Strategy Development

• Risk Management

• Finance

• Public Relations/Communications

• IT/E-commerce

Overview of Board Qualifications

With his experience as Chairman and Chief Executive Officer of CareScience, Inc. for more than 10 years and his subsequent experience with the U.S. federal government, where he was commonly referred to as the “health information technology czar,” Dr. Brailer provides the Board with strong technology and e-commerce experience coupled with business leadership and expertise in particular with respect to strategy formulation and the healthcare industry. In addition, Dr. Brailer brings to the Board insight and knowledge of investment and market conditions in the healthcare industry.

• Director since 2009 • Independent • Finance Committee • Nominating and Governance Committee

Steven A. Davis, 53—Chairman of the Board (since September 2006) and Chief Executive Officer (since May 2006) of Bob Evans Farms, Inc. Mr. Davis was President of Long John Silver’s and A&W All-American Food Restaurants (Yum! Brands) from January 2002 to May 2006 and Senior Vice President and General Manager of Pizza Hut, Inc. (Yum! Brands) from 1993 to 2002. He has served as a director of Bob Evans Farms, Inc. since May 2006 and, from May 2006 through September 2009, Mr. Davis served as a director of CenturyLink (successor to Embarq Corporation). From 1984 to 2003, Mr. Davis was employed by Kraft General Foods in a series of brand leadership positions. Mr. Davis also serves on the board of directors of JobsOhio, a nonprofit corporation that seeks to lead job creation and economic development efforts in Ohio, and the James Cancer Hospital Foundation at Ohio State University.

Significant Experience/Competencies

• Current Public Company CEO

• General Management & Business Operations

• Retail Industry; Consumer-facing Industry

• Consumer Marketing

• Merchandising

• Supply Chain & Logistics

• Hospital Board

• Real Estate

• Healthcare Industry; Regulated Industry

• Corporate/Institutional Relationship Management

• Mergers & Acquisitions

• Strategy Development

• Finance

• Public Relations/Communications

Overview of Board Qualifications

Mr. Davis brings valuable management expertise and business leadership, as well as a broad understanding of the strategic, operational and financial issues facing public companies, to the Board and its Finance and Nominating and Governance Committees. Mr. Davis has extensive experience in the marketing and branding of retail products, in multi-unit retail, and with respect to mergers and acquisitions. His experience serving as a board and committee member (audit, finance and governance) of other publicly-traded companies is also valued by the Board.

• Director since 1997 • Independent • Compensation Committee • Chair of Nominating and Governance Committee

William C. Foote, 60—Chairman of the Board of USG Corporation, a manufacturer and distributor of building materials, from April 1996 until his planned retirement in December 2011. Mr. Foote served USG Corporation as Chief Executive Officer from January 1996 to December 2010 and as President from September 1999 to January 2006. He also serves as a director of Kohler Co., Chairman of the Board of The Federal Reserve Bank of Chicago, a trustee of the Museum of Science and Industry in Chicago, and a life trustee of Northwestern Memorial HealthCare in Chicago.

Significant Experience/Competencies

• Current Public Company Chairman

• Former Public Company CEO

• General Management & Business Operations

• Supply Chain & Logistics

• Hospital Board

• Corporate/Institutional Relationship Management

• Mergers & Acquisitions

• Strategy Development

• Finance

• Public Relations/Communications

Overview of Board Qualifications

With many roles as a corporate director over the years and his experience as Chairman and Chief Executive Officer of USG for 15 years, Mr. Foote provides the Board with strong business leadership, expertise in strategy formulation, financial acumen and substantial experience with respect to corporate governance matters. These roles, in addition to his service as Chairman of The Federal Reserve Bank of Chicago, enable Mr. Foote to have valuable insights and perspectives with regard to business and market conditions.

• Director since 2009 • Independent • Chair of Finance Committee • Nominating and Governance Committee

Mark P. Frissora, 56—Chairman of the Board (since January 2007) and Chief Executive Officer (since July 2006) of Hertz Global Holdings, Inc. and The Hertz Corporation. From January to April 2011, Mr. Frissora also temporarily assumed senior management responsibility for Hertz Equipment Rental Corporation. Mr. Frissora was Chief Executive Officer of Tenneco Inc. from November 1999 to July 2006 and President of the automotive operations of Tenneco Inc. from April 1999 to July 2006. He served as the Chairman of Tenneco Inc. from March 2000 to July 2006. Mr. Frissora is a director of Hertz Global Holdings, Inc. and from June 2002 through November 2009, served as a director of NCR Corporation, where he chaired the compensation and human resource committee. He is also a director of Delphi Automotive LLP and is a member of their audit/finance and governance committees.

Significant Experience/Competencies

• Current Public Company CEO

• General Management & Business Operations

• Consumer-facing Industry

• Consumer Marketing

• Merchandising

• Supply Chain & Logistics

• Real Estate

• Corporate/Institutional Relationship Management

• Mergers & Acquisitions

• International

• Strategy Development

• Finance

• Public Relations/Communications

• Human Capital

Overview of Board Qualifications

Mr. Frissora brings to the Board a deep knowledge and understanding of retail businesses, and the leadership abilities, strategic management skills, and financial and operational expertise to compete in highly competitive retail markets. In addition, his experience as chief executive officer of Hertz and Tenneco and his experience serving on other public company boards provides Mr. Frissora with an understanding of the strategic, operational and financial issues facing public companies and enable him to draw on various perspectives and viewpoints in his service on the Board.

• Director since 2010 • Independent • Compensation Committee • Finance Committee

Ginger L. Graham, 55—President and Chief Executive Officer of Two Trees Consulting, Inc., a healthcare and executive leadership consulting firm, since November 2007, and Senior Lecturer at Harvard Business School since October 2009. Previously, Ms. Graham was President (from September 2003 to June 2006) and Chief Executive Officer (from September 2003 to March 2007) of Amylin Pharmaceuticals, a biopharmaceutical company, and served as a director of that company from 1995 to 2009. From 1994 to 2003, she held various positions with Guidant Corporation, a cardiovascular medical device manufacturer, including Group Chairman, Office of the President, President of the Vascular Intervention Group, and Vice President. Ms. Graham has served as a director and a member of the audit committee of Genomic Health, Inc., a NASDAQ listed company, since December 2008.

Significant Experience/Competencies

• Former Public Company CEO

• General Management & Business Operations

• Healthcare Industry; Regulated Industry

• Mergers & Acquisitions

• International

• Strategy Development

• Finance

• Public Relations/Communications

• Human Capital

Overview of Board Qualifications

Ms. Graham brings to the Board her extensive experience in senior management and leadership roles in the healthcare industry, including experience leading companies in drug, device and product development and commercialization. The Board values her insights and experience, including her service on the faculty of Harvard Business School teaching classes in entrepreneurship. She also brings to her service on the Board and the Compensation and Finance Committees valuable experience as a director of publicly and privately held life sciences companies and as a consultant to healthcare companies regarding strategy, leadership, team building and capability building.

• Director since 2006 • Independent • Audit Committee • Compensation Committee

Nancy M. Schlichting, 57—Chief Executive Officer of the Henry Ford Health System since June 2003. Ms. Schlichting was Executive Vice President and Chief Operating Officer of the Henry Ford Health System from June 1999 to June 2003, and President and Chief Executive Officer of Henry Ford Hospital from August 2001 to June 2003. She also serves as Chair-elect of the Detroit Regional Chamber and as a director of the Kresge Foundation, where she chairs the board’s compensation committee.

Significant Experience/Competencies

• Current CEO

• General Management & Business Operations

• Consumer-facing Industry

• Consumer Marketing

• Healthcare Industry; Regulated Industry

• Hospital Board

• Corporate/Institutional Relationship Management

• Strategy Development

• Finance

• Human Capital

Overview of Board Qualifications

As a result of her leadership of hospitals and health systems, Ms. Schlichting brings to her service on the Board and its Audit and Compensation Committees a deep knowledge and understanding of the healthcare industry. The Board also highly values her experience and insights gained at Henry Ford Health System, where she has been responsible for the strategic and operational performance of a leading integrated health system, including an academic medical center, community hospitals, a health plan, a multi-specialty medical group, and an ambulatory and health retail network.

• Director since 2000 • Independent • Chair of Audit Committee • Finance Committee

David Y. Schwartz, 70—Independent business advisor and consultant to various companies principally in the retail, distribution and services industries. Former Partner at Arthur Andersen LLP, Mr. Schwartz has served as a director of Foot Locker, Inc. since 2000, where he chairs the board’s finance and strategic planning committee, and Stage Stores, Inc. since 2007, where he chairs the board’s audit committee. He served as a director and audit committee chair of True Value Company, a privately-held company, from 2002 to 2011. Mr. Schwartz assists several civic and charitable institutions in the Midwestern United States.

Significant Experience/Competencies • Retail Industry • Regulated Industry • Corporate/Institutional Relationship Management • Mergers & Acquisitions • Strategy Development • Risk Management • Finance

Overview of Board Qualifications

Mr. Schwartz brings to the Board his great depth of experience in the areas of audit, accounting and finance, having spent his career as a partner at the accounting firm Arthur Andersen LLP, including service as partner in charge of its Retail Industry Program and Managing Partner of the Chicago office’s Attest and Business Consulting Practice, until his retirement in 1997. He is well-qualified to serve on our Audit Committee as the Audit Committee’s designated financial expert and on our Finance Committee. Mr. Schwartz also has experience as a business consultant to various companies in the retail, distribution and services industries. His experience serving on the audit, finance and strategic planning committees of other publicly-traded companies further contributes to the perspective and judgment that he brings to service on our Board.

• Director since 2008 • Independent • Audit Committee • Nominating and Governance Committee

Alejandro Silva, 64—Chairman of the Board and Chief Executive Officer of Evans Food Group, Inc., a producer of snack foods, since October 1985. Mr. Silva has served as a director of the PrivateBancorp, Inc. since 2005. Mr. Silva is also a director of the Chicago Transit Authority, where he chairs the committee on finance, audit and budget, and lends his experience to numerous Chicago civic organizations, including the Renaissance Schools Fund, the Museum of Science and Industry, the Field Museum of Natural History and the Ravinia Festival.

	Significant Experience/Competencies	Overview of Board Qualifications

• Current CEO

• General Management & Business Operations

• Consumer-facing Industry

• Consumer Marketing

• Merchandising

• Hospital Board

• Corporate/Institutional Relationship Management

• Mergers & Acquisitions

• International

• Strategy Development

• Risk Management

• Finance

Mr. Silva is a successful entrepreneur who brings his strong entrepreneurial, management and leadership skills to the Board and its Audit and Nominating and Governance Committees. As Chief Executive Officer of Evans Food Group, Mr. Silva has valuable experience in the areas of business strategy, operations, business growth, consumer marketing and merchandising, and brings this perspective to boardroom discussions. He also brings public company and civic board experience gained through service as a director of PrivateBancorp, the Chicago Transit Authority and other civic organizations.

• Director since 2005 • Independent • Audit Committee • Chair of Compensation Committee

James A. Skinner, 67—Vice Chairman (since January 2003) and Chief Executive Officer (since November 2004) of McDonald’s Corporation. Mr. Skinner has served as a director of McDonald’s Corporation since 2004 and Illinois Tool Works Inc., where he chairs the board’s compensation committee and serves on the nominating and corporate governance committee, since 2005. He is a trustee of the Ronald McDonald House Charities.

	Significant Experience/Competencies	Overview of Board Qualifications

• Current Public Company CEO

• General Management & Business Operations

• Consumer-facing Industry

• Consumer Marketing

• Supply Chain & Logistics

• Real Estate

• Mergers & Acquisitions

• International

• Strategy Development

• Risk Management

• Finance

• Public Relations/Communications

• Human Capital

Mr. Skinner’s leadership in serving as the Chief Executive Officer of one of the largest global companies, as well as his experience in a range of management positions within McDonald’s, provides him with great breadth and depth of understanding of the strategic, operational, financial and human capital issues facing public companies. It also gives him valuable insights and perspectives with respect to our retail operations. Mr. Skinner’s roles on other public company boards also enable him to draw on various viewpoints in his service on our Board.

• Director since 2009 • President and Chief Executive Officer

Gregory D. Wasson, 53—President and Chief Executive Officer since February 2009. Mr. Wasson was President and Chief Operating Officer from May 2007 to February 2009, Executive Vice President from October 2005 to May 2007, Senior Vice President from February 2004 to October 2005 and Vice President from October 2001 to February 2004. He was also President of Walgreens Health Services from March 2002 to May 2007.

	Significant Experience/Competencies	Overview of Board Qualifications

• General Management & Business Operations

• Retail Industry

• Consumer Marketing

• Merchandising

• Supply Chain & Logistics

• Real Estate

• Healthcare Industry; Regulated Industry

• Corporate/Institutional Relationship Management

• Mergers & Acquisitions

• Strategy Development

• Risk Management

• Finance

• Public Relations/Communications

• Human Capital

As President and Chief Executive Officer, Mr. Wasson leads our senior management team and brings to the Board an in-depth knowledge of our Company and the retail and healthcare industries. A graduate of Purdue University’s School of Pharmacy, Mr. Wasson has served in a variety of management capacities over his 31-year career at Walgreens including store operations, pharmacy benefit management and senior management with enterprise-wide responsibilities. This experience enables him to provide the Board with critical insights regarding our business and the dynamic environment in which we compete. Mr. Wasson provides a valuable and unique perspective in Board discussions about the Company’s business, competitive landscape, relationships with key constituencies, senior leadership, strategic opportunities and challenges, and operating and financial performance.

The Board of Directors unanimously recommends that shareholders vote FOR the nominees set forth above. Proxies solicited by the Board will be so voted unless shareholders specify a contrary choice.

The Board of Directors, Board Committees and Corporate Governance

The Board of Directors met in person and by telephone 13 times and there were 19 meetings of Board Committees during the 2011 fiscal year. The Company’s Corporate Governance Guidelines state that directors are expected to attend the Annual Meeting of Shareholders and all meetings of the Board and the Committees of which they are members, unless prevented by unavoidable circumstances. Each director attended all of the regularly scheduled Board meetings and at least 80% of the aggregate number of meetings of the Board of Directors and meetings of the Board Committees on which he or she served during the periods for which he or she served. All of the directors attended the Company’s Annual Meeting of Shareholders on January 12, 2011.

The Board believes that, as a matter of policy, at least two-thirds of the Company’s Board members should be independent. Accordingly, the Board conducts an annual review as to whether each of its directors qualifies as independent. As permitted by the New York Stock Exchange, The NASDAQ Global Select Market and the Chicago Stock Exchange listing standards, the Board has determined categorically that any relationship within the parameters set forth below will not impair the independence of a director:

1)

The director or a member of the director’s immediate family is, or has been during the entity’s last fiscal year, an executive officer or director of an entity with which the Company has ordinary course business dealings and such entity has, directly or indirectly, made payments to, or received payments from, the Company during the entity’s last fiscal year equal to less than the greater of $200,000 or 2% of the entity’s consolidated gross revenue for the entity’s last fiscal year; or

2)

The director or a member of the director’s immediate family is an executive officer, director or trustee or was an executive officer, director or trustee of a charitable or other not-for-profit entity during the entity’s last fiscal year and the Company’s contributions to the entity during the entity’s last fiscal year are: (a) less than the greater of $200,000 or 2% of the entity’s total annual charitable receipts for the entity’s last fiscal year; and (b) less than 5% of the Company’s total annual contributions to charitable or other not-for-profit entities. The Company’s matching of employee charitable contributions is not included in the Company’s annual charitable contributions for this purpose.

In making independence determinations, the Board considers relationships involving directors and their immediate family members that may implicate New York Stock Exchange, The NASDAQ Global Select Market or Chicago Stock Exchange listing standards or other applicable law, and relies on information derived from Company records, questionnaires completed by directors and inquiries of other relevant parties.

The relationships reviewed by the Board as part of its most recent independence determinations included Walgreens commercial relationships with entities: (i) at which Board members then served as officers (including Evans Food Group, Inc., Henry Ford Health System, Hertz Global Holdings, Inc., The Hertz Corporation, McDonald’s Corporation and USG Corporation); (ii) in which Board members or their immediate family members then held an aggregate 10% or more direct or indirect interest; and (iii) at which Board members then served as outside director, trustee, special advisor or lecturer (including the Chicago Transit Authority, Foot Locker, Inc., BMO Financial Corp., Harvard Business School and Northwestern Memorial HealthCare). The relationships with the entities noted above involved Walgreens purchase or sale of products and services in the ordinary course of business that were made on arm’s-length terms and under circumstances that did not impair the relevant director’s independence under applicable law or listing standards. The aggregate amount in each case was within the Company’s categorical standard for commercial transactions described above, other than payments by the Company to the Chicago Transit Authority (CTA), a political subdivision of the State of Illinois. Along with various other retailers, the Company is an authorized vendor of CTA mass transit passes in the ordinary course of its business. The aggregate amount paid by the Company for CTA passes is not material to the Company and represented approximately 2.6% of CTA consolidated gross revenues in its most recent fiscal year. Mr. Silva serves as a non-employee director of the CTA. He is not a partner, shareholder or executive officer of the CTA and had no role in the terms or existence of the Company’s relationship with the CTA. In each instance noted above, the Board concluded that the relationship did not impair the independence of the director. In addition, no non-employee director or entity affiliated with a non-employee director had a relationship with Walgreens whereby professional services were provided to the Company.

The Board also considered the amounts of our contributions to charitable institutions or other non-profit organizations for which certain of our directors serve as an officer, director or trustee, which in each case was within the categorical standard for contributions described above. In each instance, the Board concluded that the relationship did not impair the independence of the director.

Upon completion of its annual review, the Board of Directors determined that Dr. Brailer, Mr. Davis, Mr. Foote, Mr. Frissora, Ms. Graham, Mr. McNally, Ms. Schlichting, Mr. Schwartz, Mr. Silva and Mr. Skinner are independent under the applicable listing standards of the New York Stock Exchange, The NASDAQ Global Select Market and the Chicago Stock Exchange, as well as the Company’s standards.

The independent members of the Board of Directors meet in executive sessions in conjunction with each quarterly Board meeting. As the non-executive chairman, Mr. McNally presides at those sessions.

The Board has adopted a written charter for each committee, as well as Corporate Governance Guidelines that address the Board’s composition and governance. The Board has also adopted a Code of Business Conduct that applies to all of the Company’s employees, officers and directors, as well as a Code of Ethics for Financial Executives that applies to and has been signed by the Chief Executive Officer, the Chief Financial Officer and the Controller. These materials can be found on the Company’s website at investor.walgreens.com, and may be obtained by writing: Walgreen Co., Attn: Shareholder Relations, Mail Stop #1833, 108 Wilmot Road, Deerfield, Illinois 60015. Changes to or waivers, if any, of the Company’s Code of Business Conduct for directors and executive officers or the Company’s Code of Ethics for Financial Executives would be promptly disclosed on the Company’s website.

Committees

During fiscal year 2011, the Board of Directors had standing Audit, Compensation, Finance, and Nominating and Governance Committees. The Board of Directors has determined that each member of the Audit, Compensation, and Nominating and Governance Committees is independent as defined in the Company’s independence standards, the rules of the Securities and Exchange Commission (in the case of the Audit Committee), and the listing standards of the New York Stock Exchange, The NASDAQ Global Select Market and the Chicago Stock Exchange. In addition, each member of our Finance Committee is independent under the applicable listing standards of the New York Stock Exchange, The NASDAQ Global Select Market and the Chicago Stock Exchange, as well as the Company’s standards. Current committee membership follows:

Director Name	Audit Committee		Compensation Committee		Finance Committee		Nominating and Governance Committee
Dr. Brailer	X	(1)			X	(1)
Mr. Davis					X		X
Mr. Foote			X				X	*
Mr. Frissora					X	*	X
Ms. Graham			X		X
Mr. McNally(2)
Ms. Schlichting	X		X
Mr. Schwartz	X	*			X
Mr. Silva	X						X
Mr. Skinner	X		X	*

*	Chair of Committee.

(1)	Appointed to Committee effective December 1, 2010.

(2)	As independent Chairman of the Board, Mr. McNally attends all Committee meetings.

Audit Committee

The Audit Committee met eight times during the fiscal year. The Committee is composed of Mr. Schwartz, Chairman, Ms. Schlichting, Mr. Silva and Mr. Skinner. Dr. Brailer joined the Committee on December 1, 2010.

Each member of the Committee meets the current financial literacy requirements of the New York Stock Exchange, The NASDAQ Global Select Market and the Chicago Stock Exchange. The Board of Directors has also determined that Mr. Schwartz meets the definition of audit committee financial expert under the rules promulgated by the Securities and Exchange Commission.

The Committee assists in the oversight of matters relating to the Company’s financial reporting processes and systems. Specific tasks include overseeing the quality and integrity of the Company’s financial statements, the Company’s compliance with certain regulatory requirements, and internal accounting controls. The Committee also reviews the performance of the Company’s outside auditor and the internal audit function, and oversees policies associated with financial risk assessment and risk management.

Compensation Committee

The Compensation Committee met four times during the fiscal year. The Committee is composed of Mr. Skinner, Chairman, Mr. Foote, Ms. Graham and Ms. Schlichting.

The Committee determines the various elements of executive compensation and oversees executive succession planning. With respect to succession planning for the Chief Executive Officer, the Committee works in conjunction with the Nominating and Governance Committee. The Committee maintains authority and responsibility for the administration of the Company’s executive compensation programs, including base salaries, the annual performance-based Management Incentive Plan, the Long-Term Performance Incentive Plan, the Executive Stock Option Plan, certain executive deferred compensation plans and perquisites. The Committee also reviews management’s proposals regarding certain employee benefit plans and makes recommendations regarding such proposals to the Board of Directors.

The Committee consists solely of non-management directors who are independent under applicable securities laws and stock exchange rules. The Committee is supported in its work by its outside independent compensation consultant, as well as the Company’s Human Resources management, which provides data and other information. The Committee’s Charter, which can be found on the Company’s website at investor.walgreens.com, lists the specific responsibilities of the Committee. The Committee reviews its Charter annually and submits any recommended changes to the Board of Directors.

The Committee is assisted by Mercer LLC (“Mercer”), an independent outside compensation consultant. Mercer LLC provides to the Committee information regarding market compensation and practices, assists the Committee in the review and evaluation of such compensation and practices, and advises the Committee on compensation decisions, particularly with respect to the compensation of the Company’s Chief Executive Officer. Mercer also assists the Nominating and Governance Committee in the review and evaluation of director compensation and practices.

Mercer’s fees for executive and director compensation consulting services provided to the Committee with respect to Walgreens in fiscal year 2011 were approximately $152,000. In addition, we paid Mercer approximately $12,000 for manuals and compensation survey data in fiscal year 2011. Mercer does not currently provide any additional services to the Company. Mercer is a wholly-owned subsidiary of Marsh & McLennan Companies (“MMC”). MMC and its affiliates other than Mercer provided certain services not related to executive and director compensation, primarily insurance brokerage, to Walgreens and its affiliates in fiscal year 2011 and received compensation totaling approximately $1,036,000. (This amount does not include insurance premiums that are paid through MMC to insurance carriers on behalf of Walgreens.) These non-compensation related services and fees are not subject to the Committee’s review or approval.

The Committee has reviewed and considered (1) the services Mercer performed for the Committee during fiscal 2011, (2) the non-compensation related services performed by MMC and its affiliates for Walgreens and its affiliates in fiscal 2011, (3) the relationships among Walgreens, Mercer and MMC, and (4) the quality and objectivity of the services Mercer consultants provided to the Committee. The Committee noted that the Mercer consultants providing service to the Committee do not market or sell to Walgreens or its affiliates the non-compensation related services performed by MMC, and those consultants receive no incentive or other compensation based on the fees paid by Walgreens and its affiliates for these other services. In addition, Mercer’s professional standards prohibit its consultants from considering any other relationships Mercer or any of its affiliates may have with Walgreens and its affiliates in rendering advice and recommendations to the Committee. Based on its review, the Committee has concluded that the advice it receives from Mercer is objective and not influenced by MMC’s other relationships with Walgreens or its affiliates.

For additional information regarding the operation of the Committee and the role of outside compensation consultants, see “Executive Compensation — Compensation Discussion and Analysis” below.

Finance Committee

The Finance Committee met four times during the fiscal year. The Committee is composed of Mr. Frissora, Chairman, Mr. Davis, Ms. Graham and Mr. Schwartz. Dr. Brailer joined the Committee on December 1, 2010.

The Committee reviews the financial policies, requirements and practices of the Company and makes recommendations to the Board of Directors concerning such matters. Specific responsibilities include reviewing the Company’s capital allocation, capital structure, dividend policy, capital expenditures, operating income, cash flow and liquidity.

Nominating and Governance Committee

The Nominating and Governance Committee met three times during the fiscal year. The Committee is composed of Mr. Foote, Chairman, Mr. Davis, Mr. Frissora and Mr. Silva.

The Committee considers matters related to corporate governance, makes recommendations to the Board of Directors regarding various elements of director compensation, develops general criteria regarding the qualifications and selection of Board members and recommends candidates for election to the Board of Directors.

Director Selection Process

The Board of Directors seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and its shareholders. Desired qualities to be considered include:

Experience:

•	high-level leadership experience in business or administrative activities, and significant accomplishment;

•	expertise in key facets of corporate management;

•	breadth of knowledge about issues affecting the Company; and

•	proven ability and willingness to contribute special competencies to Board activities.

Personal attributes:

•	personal integrity;

•	loyalty to the Company and concern for its success and welfare;

•	willingness to apply sound and independent business judgment;

•	awareness of a director’s vital role in the Company’s good corporate governance and citizenship;

•	no present conflict of interest;

•	willingness to devote the time necessary for meetings and for consultation on Company matters;

•	willingness to assume broad fiduciary responsibility; and

•	enthusiasm about the prospect of serving.

When recommending to the full Board the slate of directors to be nominated for election at the annual meeting of shareholders, the Nominating and Governance Committee reviews the qualifications and backgrounds of nominees for director, as well as the overall composition of the Board. The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending for nomination a group of individuals that can best perpetuate our success and represent shareholder interests through the exercise of sound business judgment. As part of this evaluation, the Committee assesses whether the group of nominees is comprised of individuals with a diversity of perspectives, backgrounds and professional experiences that would enhance the Board’s success at achieving these goals. With regard to diversity among the group of nominees, the Board, in accordance with our Corporate Governance Guidelines, considers diversity in broad terms, including consideration of competencies, experience, geography, gender, ethnicity, race and age, with the goal of obtaining diverse perspectives, backgrounds and professional experiences. With respect to continuing non-employee directors, the Nominating and Governance Committee also focuses on continued independence, transactions that may present conflicts of interest, changes in principal business activities and overall contribution to the Board. Nominees may be suggested by directors, members of management, shareholders or a third-party firm engaged to recommend director candidates.

The Nominating and Governance Committee may engage a consulting firm to help identify candidates for director who meet the Company’s qualifications. Generally, the firm screens candidates against specific qualifications, develops profiles and prepares biographies of each candidate. The firm also assists in the interview process. The Chairman of the Nominating and Governance Committee and/or the Chairman of the Board, acting on behalf of the full Board, extends the formal invitation to become a Board nominee.

Consideration of Director Candidates for the 2013 Annual Meeting

The Nominating and Governance Committee welcomes shareholder suggestions of director candidates for consideration by the Committee. Shareholders should write to the Nominating and Governance Committee, Walgreen Co., Attention: Corporate Secretary, 108 Wilmot Road, Deerfield, Illinois 60015. Shareholders should provide the candidate’s name, biographical data, qualifications and the candidate’s written consent to being named as a nominee in the Company’s Proxy Statement and to serve as a director, if elected. If selected by the Nominating and Governance Committee, candidates will be required to satisfy any additional requirements of the Nominating and Governance Committee and the Company’s By-laws.

The Company’s By-laws also provide a formal procedure whereby a shareholder may nominate a candidate for election as a director. A shareholder wishing to directly nominate a director candidate must notify the Corporate Secretary of the Company in writing on or after September 13, 2012 and not later than October 13, 2012, at Walgreen Co., Attention: Corporate Secretary, 108 Wilmot Road, Deerfield, Illinois 60015 and must comply with all of the other requirements of Article II, Section 15(c) of the Company’s By-laws and any applicable provision of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. By-law requirements include providing the identity of the candidate, the name and address of the proposing shareholder and the underlying beneficial owner, if any, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in the Company’s securities. The Company’s By-laws require that shareholders nominating director candidates provide additional disclosure regarding the person nominated, including information the Company deems appropriate to ascertain the candidate’s qualifications to serve on the Company’s Board of Directors, disclosure of compensation arrangements between the candidate, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

Communications with the Board of Directors

All interested parties may communicate with the Chairman or the directors by regular mail directed to Walgreen Co., Attention: Corporate Secretary, 108 Wilmot Road, Deerfield, Illinois 60015. The Corporate

Secretary or his designee will collect and organize all such communications, discarding any that are solicitations or are irrelevant to the Board’s responsibilities. The remaining communications will be forwarded to the appropriate member or group of members of the Board, who shall determine how such communications should be addressed.

Board Leadership Structure

As stated in the Company’s Corporate Governance Guidelines, the Board believes that the Board’s leadership structure is part of the overall governance process and is a matter to be considered based upon circumstances. The Company’s By-laws provide that the Chairman of the Board may, but need not be, the Chief Executive Officer. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in any way that is in the best interests of our Company at a given point in time based upon then-prevailing circumstances. The Board believes that the decision as to who should serve in those roles, and whether the offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandate when making these determinations.

Currently, the positions of Chief Executive Officer and Chairman of the Board are held by separate persons, with Gregory D. Wasson serving as our Chief Executive Officer and Alan G. McNally serving as our independent Chairman of the Board. We believe this structure is optimal for Walgreens at this time because it allows Mr. Wasson to focus on leading the Company’s business and operations. At the same time, the Chairman can focus on leadership of the Board of Directors, including calling and presiding over Board meetings and executive sessions of the independent directors, preparing meeting agendas in collaboration with the Chief Executive Officer, serving as a liaison and supplemental channel of communication between independent directors and the Chief Executive Officer, and serving as a sounding board and advisor to the Chief Executive Officer.

Board Oversight of Risk Management

Walgreens faces a broad array of risks, including market, operational, strategic, legal, regulatory and financial risks. Management of the Company is responsible for establishing and maintaining systems to manage these risks. The Board of Directors exercises oversight over the Company’s strategic, operational and financial matters, including the elements and dimensions of major risks facing the Company. The Board administers its risk oversight function as a whole and through its Board Committees, and the processes it uses to assess and monitor risks include the following:

The Board meets regularly to discuss the strategic direction and the issues and opportunities facing Walgreens in light of trends and developments in the healthcare and retail industries and general business environment. In addition, throughout the year, our Board and Board Committees provide oversight and guidance to management regarding our strategy, operating plans and operating performance, and management identifies potential risk management matters for consideration by the Board and/or its Committees. The Company utilizes an ongoing Enterprise Risk Management (“ERM”) process under the direction of management’s Risk Steering Committee. The ERM approach helps the Board and Board committees to receive relevant information about and understand the Company’s risk management process, the participants in the process, and key information gathered through the process. The purpose of the ERM process is to identify risks that could affect the Company and the achievement of its strategic objectives, to understand, assess and prioritize those risks, and to facilitate the implementation of risk mitigation strategies and processes across the Company. The key risks identified through this process are reviewed with the full Board of Directors.

In accordance with its charter, the Audit Committee reviews the Company’s policies and processes with respect to enterprise risk assessment and risk management as well as financial risk assessment and risk management. The Company’s Treasurer, as chair of the Risk Steering Committee, Director of Internal Audit and Chief Compliance Officer all have direct reporting responsibilities to the Audit Committee. On a quarterly basis, the Audit Committee reviews and discusses the key risks identified in the ERM process with management, their potential impact on our Company and our risk mitigation strategies. In the regular meeting of each of the other standing Board committees, those committees oversee management of risks relating to the applicable committee’s areas of responsibility. For example: the Compensation Committee reviews risks associated with the design and implementation of our compensation plans and arrangements (for a discussion of the risk assessment of our compensation programs, see “Compensation Discussion and Analysis – Relationship Between Compensation Plans and Risk”); the Nominating and Governance Committee reviews risks incident to the Company’s governance structures and processes including, among other topics, Board succession planning; and the Finance Committee oversees key aspects of our financial risk management activities, including market and operating risks.

Director Compensation

This section describes the compensation provided to non-employee members of the Company’s Board of Directors. A full-time employee who serves as director does not receive additional compensation for service on the Board.

Overview. Non-employee director compensation is reviewed annually by the Nominating and Governance Committee of the Board, with the assistance of Mercer LLC, the Committee’s compensation consultant. Mercer LLC provides information to the Committee regarding market compensation, practices and trends, assists in the review and evaluation of such information, and advises the Committee on compensation decisions. The Committee’s review compares the Company’s director compensation to both retail peer companies and a sample of comparably sized companies in other industries, including the healthcare industry, and seeks to provide director compensation that is competitive with director compensation for these groups. The Committee also seeks to provide an appropriate mix of equity-based and cash compensation, so as to link director compensation to the interests of the Company’s shareholders. Any changes to director compensation are recommended by the Nominating and Governance Committee for approval by the full Board.

Fiscal Year 2011 Director Compensation. During fiscal year 2011, the compensation structure for non-employee directors consisted of the following elements, subject to the deferral opportunities described below under “Nonemployee Director Stock Plan”:

•	A $70,000 annual retainer, paid quarterly in cash.

•	An additional $20,000 annual retainer for the Chair of the Audit Committee and an additional $10,000 annual retainer for each Chair of other Board committees, paid quarterly in cash.

•	An additional $300,000 annual retainer for the independent Chairman of the Board, paid quarterly in cash.

•

An annual grant of Walgreen Co. common stock with a market value of $155,000 as of November 1. The grant was made on November 1, 2010 under the Walgreen Co. Nonemployee Director Stock Plan for service as director from November 1, 2009 through October 31, 2010. Each director who served for the entire period received a grant of 4,552 shares, which was calculated by dividing $155,000 by $34.05, the closing stock price on November 1, 2010.

Directors serving for a portion of the fiscal year received prorated amounts for all elements of compensation.

All directors are also reimbursed for expenses incurred in connection with Board and Board Committee meetings. On a very limited basis, the Company may determine that it is appropriate for non-management directors to be accompanied by their spouses in connection with these meetings and/or at other events related to their service on the Board. In these circumstances, the Company also reimburses the spouses’ travel expenses. In addition, in accordance with our Corporate Governance Guidelines, directors are reimbursed for reasonable expenses related to continuing education programs.

Fiscal Year 2012 Director Compensation. The Nominating and Governance Committee conducted its annual review of director compensation in July 2011, with the assistance of Mercer LLC, and determined to recommend to the full Board a $10,000 increase, to $80,000, in the annual retainer payable to each non-employee director; a $5,000 increase, to $25,000, in the annual retainer payable to the Chair of the Audit Committee; and a $10,000 increase, to $20,000, in the annual retainer payable to the Chair of each standing committee of the Board of Directors other than the Audit Committee. The Board approved these changes effective September 1, 2011. No other changes were made to the non-employee director compensation program for fiscal year 2012.

Director Compensation Table

The following table details the compensation provided to each non-employee director for fiscal year 2011:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
David J. Brailer(4)	64,231	12,905	—	77,136
Steven A. Davis	70,000	154,996	6,814	231,810
William C. Foote	80,000	154,996	18,035	253,031
Mark P. Frissora	80,000	154,996	—	234,996
Ginger L. Graham(5)	70,000	77,498	1,200	148,698
Alan G. McNally	370,000	154,996	13,689	538,685
Nancy M. Schlichting	70,000	154,996	17,393	242,389
David Y. Schwartz	90,000	154,996	19,181	264,177
Alejandro Silva	70,000	154,996	12,600	237,596
James A. Skinner	80,000	154,996	21,046	256,042

(1)

Includes the annual retainer, any committee chair retainer and, with respect to Mr. McNally, the independent Chairman retainer (including any deferred amounts). Directors serving for a portion of the fiscal year received prorated amounts.

(2)

Represents the grant date (November 1, 2010) fair value determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 of the stock grant under the Walgreen Co. Nonemployee Director Stock Plan to each non-management director who served on the Board during the 12-month period ended October 31, 2010 (including any deferred amounts). All stock awards are fully vested at the grant date. Directors serving for a portion of the fiscal year received prorated amounts.

(3)

Represents dividends credited to deferred stock units. In addition to the amounts reported, directors also are eligible to receive the same discount on merchandise purchased from Walgreens as is made available to Company employees generally.

(4)	Dr. Brailer joined the Board of Directors on October 1, 2010.

(5)	Ms. Graham joined the Board of Directors on May 1, 2010.

Nonemployee Director Stock Plan. Under the Walgreen Co. Nonemployee Director Stock Plan, as amended (“Nonemployee Director Stock Plan”), each non-employee director receives an annual grant of Walgreen Co. common stock on each November 1 for service as director during the preceding 12-month period. The grant is calculated based on a dollar value established under the plan, which may be adjusted by the Board periodically. The Board set this dollar value at $155,000 for awards commencing with the November 1, 2009 grant.

Under the Nonemployee Director Stock Plan, the following deferral opportunities are available to directors:

•	All cash retainer payments may be deferred into a deferred cash compensation account or awarded in the form of deferred stock units.

•	The annual stock grant may be awarded in the form of deferred stock units.

All amounts deferred into the deferred cash compensation account accrue interest at a monthly compounding rate equal to 120% of the applicable federal midterm rate. No current directors have elected to defer cash under this program. All deferred stock unit and deferred cash compensation account balances are paid in cash in two annual installments, the first of which occurs within 30 days following termination of service on the Board of Directors and the second of which occurs 12 months later.

Share Ownership Guidelines for Directors. The Board of Directors adopted director share ownership guidelines in 2008. Under the guidelines, each non-employee director is expected to accumulate at least the lesser of 20,000 shares of Walgreen Co. common stock and the number of shares valued at three times the director’s total annual cash and equity compensation by the later of November 1, 2013 or five years after becoming a director. Deferred stock units acquired pursuant to the Nonemployee Director Stock Plan are considered shares owned for purposes of the director share ownership guidelines. As of November 15, 2011, each non-employee director had met or, using reasonable assumptions regarding future director compensation and stock appreciation, are progressing towards their goals in a manner that will allow them to meet either the fixed or variable share objectives within the prescribed time frames.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion & Analysis describes the Company’s executive compensation program, the role and involvement of various parties in the analysis and decisions regarding executive compensation, and the material elements of our compensation program as it relates to the five executive officers whose compensation is disclosed in the compensation tables beginning on page 41 below, who we refer to as the “named executive officers” or “NEOs”. Our named executive officers for fiscal year 2011 are:

•	Gregory D. Wasson – President and Chief Executive Officer;

•	Wade D. Miquelon – Executive Vice President and Chief Financial Officer;

•	Kermit R. Crawford – President, Pharmacy, Health and Wellness Services and Solutions;

•	Mark A. Wagner – President, Community Management; and

•	Timothy J. Theriault – Senior Vice President and Chief Information Officer.

Messrs. Crawford and Wagner have the title of President of a Company division and receive benefits under all programs at the Executive Vice President level. Within this Compensation Discussion and Analysis and elsewhere in this proxy statement, we use the following terms to describe groups of Company executives. “Executives” generally refers to the individuals who serve at the divisional vice president or market vice president level and above (141 persons as of August 31, 2011). These are the key managers of the Company, who are eligible for executive-level compensation and benefit programs. “Senior executives” refers to a more limited group of individuals who serve at the corporate vice president level and above (25 persons as of August 31, 2011).

Executive Summary

Recap of Fiscal Year 2011 Company Performance

Walgreens has a pay-for-performance philosophy that seeks to link the interests of our executives with those of our shareholders. Despite the uncertain global economy and the constantly-evolving regulatory and competitive landscape, we made significant progress in fiscal year 2011 and exceeded several of our key operating plan targets. Our business and financial results for fiscal year 2011 included the following:

•	increased net sales by 7.1% to $72.2 billion, the Company’s 37th consecutive year of record sales;

•	increased gross profit dollars by 8.0% relative to fiscal year 2010;

•	increased net earnings to $2.7 billion or $2.94 per diluted share, reflecting our strongest growth in net income in a decade and our largest growth in earnings per share in more than 15 years;

•	generated $3.6 billion in cash from operations;

•	increased the dividend rate by 28.6%—the largest quarterly dividend increase in the Company’s 110-year history—to 22.5 cents per share from the previous quarterly rate of 17.5 cents per share;

•	returned $2.4 billion in cash to shareholders through dividends and share repurchases, and announced a new $2 billion share repurchase program;

•	maintained a strong capital position, with $1.6 billion of cash and cash equivalents as of August 31, 2011;

•	completed our Rewiring for Growth initiative and exceeded our cost reduction goal by achieving approximately $1.1 billion in annual savings relative to a fiscal year 2008 baseline; and

•	filled a record 819 million 30-day equivalent prescriptions, an increase of 5.3%.

At the same time, we also made substantial progress in our strategic transformation in fiscal year 2011 by:

•	reinvesting in our existing store base by slowing the pace of new store openings and implementing our Customer Centric Retailing format designed to enhance our customers’ shopping experience;

•	successfully integrating our acquisition of the Duane Reade drugstore chain;

•	accelerating our e-commerce and mobile business strategy through the acquisition of drugstore.com, inc.;

•	completing the sale of our Walgreens Health Initiatives pharmacy benefits management business; and

•

expanding our presence in new channels and markets, including through our pharmacy, health and wellness centers on the campuses of large employers, and operating pharmacies on the sites of major hospital systems.

Based on the Company’s performance, our executives earned 163% (before individual performance adjustments) of their targeted annual bonus amounts for fiscal year 2011 and a share distribution equal to 76% of their target performance share awards granted in September 2008 for the three-year performance period ending August 31, 2011.

Overview of Key Fiscal 2011 Compensation Matters and Programs

The following summarizes certain key compensation matters for fiscal year 2011 and provides an overview of our compensation programs discussed in further detail below:

•

The Compensation Committee approved base salary increases for each of our NEOs, effective January 1, 2011, ranging from 2.5% to 13.6% based on individual performance for fiscal year 2010 and salary level relative to market. Additionally, the Compensation Committee approved base salary adjustments for certain officers in recognition of their promotions to positions of greater responsibility (as further described below in the “Reviewing and Adjusting Base Salaries” section).

•

Our Management Incentive Plan fiscal year 2011 financial goals, FIFO EBIT and Free Cash Flow, were achieved at 171% and 145%, respectively, resulting in a payout of 163% of target. FIFO EBIT refers to our earnings before interest and taxes (EBIT) measured based on a first-in, first-out (FIFO) accounting method for valuing inventory and Free Cash Flow refers to our cash flow from operations less our capital expenditures.

•	Our 3-year cumulative FIFO EBIT goal for our Performance Share Program resulted in a payout of 76% of target.

•	The Profit Sharing Restoration Plan was frozen to new participants effective October 1, 2010 and new contributions ceased effective January 1, 2011.

•	The Compensation Committee approved a special, one-time restricted stock unit grant for certain executive officers impacted by changes to our executive retirement programs.

Philosophy and Objectives

The Compensation Committee of the Board of Directors (sometimes referred to in this section as the “Committee”) is comprised entirely of independent directors and is responsible for establishing, implementing and monitoring the Company’s executive compensation philosophy and objectives. The Committee believes that the ability to attract, motivate and retain talented employees is critical to our long-term success, and that the most effective executive compensation program is one that is designed to reward the achievement of annual and long-term Company performance goals and aligns executives’ interests with those of shareholders, with the ultimate objective of increasing shareholder value. Accordingly, the Committee’s focus is to provide a competitive compensation package that enables the Company to:

•	attract and retain talented executives;

•	reward Company and individual performance; and

•	link the interest of the Company’s senior executives to the interests of the Company’s shareholders.

Overall, the Committee believes our executive compensation program has achieved the intended results. The Committee believes our compensation is market competitive with the pay practices of other companies of comparable size, status and industry, and has resulted in the attraction and retention of executives who can contribute to our future success. In addition, the Committee believes the program creates a strong linkage between pay and performance through our bonus and equity awards such that executives will receive higher compensation in more successful periods for the Company and lower compensation during less successful periods.

Elements of Compensation

Our compensation program for our NEOs consists of a number of elements that support our compensation objectives. A brief description of each element is highlighted in the following chart:

Compensation Element	Description	Objective
Base Salary

• Fixed based on level of responsibility, experience, time in position, and internal equity

• Generally targeted between the 25th and 75th percentiles compared to the companies in our peer group (as described in the “Setting Senior Executive Compensation” section) with adjustments for individual performance and length of time in role

• Supports attraction and retention of talented executives
Management Incentive Plan (“MIP”)	• Value varies based on the achievement of annual FIFO EBIT and Free Cash Flow goals • Payouts to senior executives are subject to individual performance adjustments	• Supports attraction and retention of talented executives • Rewards for Company and individual performance
Stock Options

• Targeted to represent approximately 40% of total long-term incentive opportunity

• Value varies based on shareholder value creation

• Facilitates stock ownership

• Three-year “cliff” vesting promotes retention

• Supports attraction and retention of talented executives • Links the interests of the Company’s senior executives to the interests of the Company’s shareholders
Restricted Stock Units (“RSUs”)

• Targeted to represent approximately 25% of long-term incentive opportunity

• Value varies based on shareholder value creation

• Facilitates stock ownership

• Three-year “cliff” vesting promotes retention

• Supports attraction and retention of talented executives • Links the interests of the Company’s senior executives to the interests of the Company’s shareholders
Performance Shares (“PSPs”)

• Targeted to represent approximately 35% of long-term incentive opportunity

• Value varies based on the achievement of longer term financial goals and shareholder value creation

• Three-year performance period promotes retention

• Supports attraction and retention of talented executives

• Rewards for Company performance

• Links the interests of the Company’s senior executives to the longer-term interests of the Company’s shareholders

Other Benefit Plans and Programs	• Profit-Sharing Plan – 401(k) • Deferred compensation • Limited perquisites	• Supports attraction and retention of talented executives

Pay Mix

Walgreens is committed to a pay-for-performance philosophy and continues to emphasize variable performance-based compensation over fixed or guaranteed pay. More than 85% of the CEO’s and more than 70% of each of the other NEOs’ total direct compensation is “at risk” and subject to market fluctuation and/or dependent upon the Company achieving financial goals set by the Committee with a significant portion of total direct compensation tied to the Company’s long-term results and future stock price performance. As illustrated in the following chart, approximately 87% of the CEO’s and 74% of the other NEOs’ 2011 target total direct compensation is “at risk” and based on market fluctuation and/or the achievement of short-term and long-term financial objectives while the majority of the NEOs’ total direct compensation is granted in the form of long-term incentives. The Committee believes that the balance of fixed and variable compensation maintains a strong link between the NEOs’ compensation and Company performance and motivates executives to deliver strong business performance and create shareholder value.

(1)	Includes a one-time grant of Retirement Restricted Stock Units as described in the “Retirement Plans and Programs” section beginning on page 35 below.

Compensation Decision Process

Role of the Compensation Committee

The Committee reviews and approves all components of NEO compensation, reports its decisions to the Board of Directors, and oversees the administration of the compensation program for senior executives (i.e., the Corporate Vice President level and above).

The primary duties of the Committee with regard to senior executive compensation are to conduct an annual review of executive officer compensation practices and market pay levels, approve the design of the Company’s executive compensation programs, approve the total annual awards under the Company’s short-term and long-term incentive programs and oversee the administration of these programs. The Committee determines all aspects of compensation for the Company’s Chief Executive Officer.

The Committee considers all elements of the compensation program in total, as well as individual performance, Company performance and market compensation considerations, in the exercise of its duties.

Role of Company Personnel in Executive Compensation Decisions

The Committee reviews and approves all decisions concerning the NEO’s executive compensation plans and programs, including individual executive compensation. The Chief Executive Officer reviews annually the performance and pay level of each senior executive, develops recommendations concerning the compensation of each senior executive and presents those recommendations to the Committee. The Chief Executive Officer does not make recommendations concerning his own compensation. The Company’s Human Resources management provides information, analysis and other support to the Chief Executive Officer and the Committee during these processes.

Role of Outside Compensation Consultants

The Committee engages Mercer LLC as its independent compensation consultant. The Committee utilizes Mercer LLC to provide information regarding market compensation, practices and trends, assist in the review and evaluation of such information, and advise the Committee on compensation decisions, particularly with respect to the compensation of the Company’s Chief Executive Officer. In addition, Mercer LLC assists the Nominating and Governance Committee in the review and evaluation of director compensation and practices.

The Company engages Aon Hewitt to serve as the executive compensation consultant to the Company’s Human Resources and executive leadership. Aon Hewitt provides information on competitive practices and pay levels, and provides research on executive compensation issues as requested by management. Aon Hewitt assists management in formulating recommended approaches and these are in turn reviewed by Mercer LLC.

Setting Senior Executive Compensation

The Committee members believe that each element of the compensation program should target compensation levels taking into account current market practices. At the same time, market compensation levels and practices are not the only factors used by the Committee in making executive compensation decisions. The Committee carefully considers internal equity issues and historical Company practices, along with long-term market trends, in making executive compensation decisions, and the Committee discounts short-term market fluctuations.

In determining actual senior executive compensation levels, the Committee considers all elements of the program in total rather than any one element in isolation. The Committee compares these compensation components to those of companies that it establishes as its “peer group” for these purposes. The peer group is reviewed each year with the assistance of the Committee’s compensation consultant and Human Resources management, and is updated accordingly. The Committee does not target a specific percentile of the peer group in setting Company compensation, but primarily focuses on the range between the 25th and 75th percentile of market compensation for each position. The median market compensation serves as a key reference with respect to each senior executive’s target compensation taking into account the individual’s experience, performance contributions, and role relative to other senior executives.

Fiscal Year 2011 Peer Group
Best Buy Co. Inc. Cardinal Health Inc. CVS Caremark Corporation The Home Depot, Inc. Johnson & Johnson Kraft Foods Inc. The Kroger Co. Lowe’s Companies, Inc. McDonald’s Corporation	McKesson Corporation Medco Health Solutions Inc. Procter & Gamble Co. Rite Aid Corporation Safeway Inc. Sears Holdings Corporation SUPERVALU INC. Target Corporation Wal-Mart Stores, Inc.

The Committee used the fiscal year 2011 peer group to provide competitive compensation information that it considered in making base salary adjustments during the year, as well as in determining the recommended fiscal year 2011 annual incentive target opportunities and long-term incentive grants for all named executive officers except Messrs. Wagner and Crawford. For Messrs. Wagner’s and Crawford’s positions, there was not sufficient peer group data to perform a meaningful analysis of their compensation and the compensation of similarly situated executives of the peer group companies. In place of the peer group data, the Committee reviewed competitive compensation information from Aon Hewitt’s proprietary U.S. Total Compensation Measurement “TCM” database for these positions. For Mr. Wagner’s role, the TCM data included 29 public retail companies (“retail peer group”) with sales of $5 billion or more. For Mr. Crawford’s role, the Committee reviewed compensation data that included 112 public general industry companies (“general industry peer group”), excluding companies in the financial, utility and energy industries with sales of $10 billion or more. Specific names of companies were not considered in the development of the retail or general industry peer groups.

Elements of Compensation

The key elements of the Company’s executive compensation program are base salary, annual incentives and long-term incentives. Each of these is addressed separately below.

Base Salaries

Base salary is a key component of senior executive pay, both on its own and because annual and long-term incentive targets and awards are presently structured as established percentages of base salary. Base salaries for the Company’s senior executives are established and adjusted using the following annual review process:

Salary Structure.    The Company maintains a salary structure for all pay levels, including the senior executive level. Pay ranges for each position and level are reviewed annually by the Committee, based on recommendations from Human Resources management following its annual review of market data (primarily peer group compensation) and consideration of short-term and long-term marketplace trends in executive pay. For senior executives, the Committee’s independent compensation consultant assists the Committee by reviewing the competitive market data used as a factor in making base salary decisions and determining where the recommended salary is within the range of peer group companies.

Reviewing and Adjusting Base Salaries.    The Committee regularly reviews each senior executive’s base salary. Typically, base salary reviews and adjustments coincide with the Committee’s annual review of peer group compensation. An executive’s base salary may also be adjusted during the year upon promotion or based upon internal equity or external market considerations.

Base salary adjustments are determined after considering the pay range for the position, peer group compensation information (both current year and longer-term trends) and various other factors, including job performance, level of responsibility, prior experience, breadth of knowledge and internal equity. The factors impacting base salary levels are not independently assigned specific weights. The Committee makes these decisions after reviewing the recommendations of the Company’s Chief Executive Officer and Chief Human Resources Officer (except as it concerns their own individual salaries) and consultation with the Committee’s independent compensation consultant as needed.

Based on the application of the above-described factors, the Committee approved the following base salaries for the named executive officers during fiscal year 2011.

•

Gregory D. Wasson—President and Chief Executive Officer. Mr. Wasson began fiscal year 2011 with an annual base salary of $1,100,000. This salary level was below the market median for chief executive officers at peer group companies, which the Committee felt was appropriate given that Mr. Wasson was newly appointed to the role in February 2009. During its January 2011 review, the Committee increased Mr. Wasson’s annual base salary to $1,250,000 to reflect his additional time in position and to recognize Mr. Wasson’s continued strong performance in fiscal year 2011. The resulting base salary was positioned slightly below the median base salary for chief executive officers at peer group companies.

•

Wade D. Miquelon—Executive Vice President and Chief Financial Officer. Mr. Miquelon began fiscal year 2011 with a base salary of $714,000, which was established in January 2010 during Mr. Miquelon’s annual salary review. Mr. Miquelon’s received an increase to $732,000 in January 2011 based on consideration of the compensation of similarly-situated chief financial officers at peer companies and his performance. The resulting base salary was between the median and 75th percentile base salary for the Chief Financial Officer position at peer group companies.

•

Kermit R. Crawford—President, Pharmacy, Health and Wellness Services and Solutions. Mr. Crawford began fiscal year 2011 as an Executive Vice President with a base salary of $600,000. In October 2010, Mr. Crawford was appointed President, Pharmacy, Health, and Wellness Services and Solutions and received a promotional base salary increase to $650,000. In January 2011, Mr. Crawford’s base salary was increased to $675,000 based on his performance in leading that business. The resulting base salary was below the median base salary for that position at general industry peer group companies.

•

Mark A. Wagner—President, Community Management. Mr. Wagner began fiscal year 2011 as an Executive Vice President with an annual base salary of $655,000, which was established in January 2010 during Mr. Wagner’s annual salary review. In October 2010, Mr. Wagner was appointed President, Community Management and received a promotional base salary increase to $680,000. In January 2011 during the annual review process, the Committee increased Mr. Wagner’s base salary to $705,000 based on his performance in leading our Community Management division. The resulting base salary was slightly below the median base salary for that position at retail peer group companies.

•

Timothy J. Theriault—Senior Vice President and Chief Information Officer. Mr. Theriault began fiscal year 2011 with an annual base salary of $625,000, which was established at the time he joined the Company in October 2009. Mr. Theriault received an increase to $645,000 in January 2011 based on his leadership of our information technology division. This base salary is positioned above the 75th percentile base salary for Chief Information Officers at peer group companies. The increased base salary was above the 75th percentile base salary for Chief Information Officers at peer group companies, which the Committee believes appropriately reflects his outstanding leadership of the information technology division.

Commencing in fiscal year 2012, the Company established October 1 as the common review date for all employees, including senior executives. In fiscal year 2012, the Committee completed its review of peer group compensation in October 2011 and approved the following increases effective October 1, 2011:

•

Gregory D. Wasson – an increase in annual base salary to $1,300,000 based on Mr. Wasson’s continued strong performance and leadership. The resulting base salary is slightly above the median base salary for Chief Executive Officers at peer group companies.

•

Wade D. Miquelon – an increase in annual base salary to $752,000 based on Mr. Miquelon’s excellent financial stewardship of the Company. The resulting base salary is between the median and 75th percentile base salary for the Chief Financial Officer position at peer group companies.

•

Kermit R. Crawford – an increase in annual base salary to $725,000 based on Mr. Crawford’s additional responsibilities and continued strong leadership. The resulting salary is below the median base salary for that position at general industry peer group companies.

•

Mark A. Wagner – an increase in annual base salary to $730,000 based on Mr. Wagner’s continued strong performance in leading our Community Management division. The resulting salary is at median base salary for that position at retail peer group companies.

•

Timothy J. Theriault – an increase in annual base salary to $660,000 based on Mr. Theriault’s continued outstanding leadership of the information technology division. The resulting base salary is above the 75th percentile base salary for Chief Information Officers at peer group companies.

Annual Incentives

The Walgreen Management Incentive Plan (the “MIP”) promotes the Company’s pay-for-performance philosophy by providing all executives and other management-level corporate employees with direct financial incentives in the form of annual cash awards for achieving Company performance goals. Below is a description of the MIP as applied to senior executives for fiscal year 2011.

•

Performance Measure. Performance-based incentive payments under the MIP for fiscal year 2011 are contingent upon attainment of a weighted mix of two measures: earnings before interest and taxes, measured based on a first-in, first-out accounting method for valuing inventory (FIFO EBIT), weighted at 70%, and Free Cash Flow, weighted at 30%. Free Cash Flow refers to our cash flow from operations less our capital expenditures. These measures were chosen because they support our key short-term business objectives to drive earnings and increase cash flow. These measures reinforce our “plan to win — more from the core” strategy by measuring how well management has increased revenue, managed costs and deployed capital to maintain strong cash flow to enable us to reinvest in our business through strategic acquisitions and return cash to shareholders through our strong share repurchase and dividend programs.

If the Company achieves its targeted performance on both financial measures, then the MIP will pay 100% of the bonus target. If the Company does not achieve its targeted performance levels, then the bonus will pay out less than the target, and if threshold performance is not achieved, there will be no bonus payment. If the Company exceeds its targeted performance levels, then the bonus paid will be greater than the target. The Committee’s goal is to select target FIFO EBIT and Free Cash Flow at a level that is challenging yet achievable. The following table illustrates the ranges of potential payouts based on threshold, target and maximum performance levels, as well as the weighting for each metric:

Performance Measure(1)	Weighting	Company Performance (as a % of Target)	Bonus Payout (as a % of Target)
FIFO EBIT	70%	<88% 88% 100% 112% >112%	0 50 100 200 200	% % % % %	(threshold) (target) (maximum)
Free Cash Flow	30%	<70% 70% 100% 150% >150%	0 50 100 200 200	% % % % %	(threshold) (target) (maximum)

(1)

Under the MIP, extraordinary accounting items may be excluded from the final FIFO EBIT and Free Cash Flow calculations after review and recommendation by the Finance Committee of the Board and approval by the Compensation Committee.

For fiscal year 2011, the Committee established the following performance goals and payout opportunities (as a percent of target).

	Fiscal Year 2011 FIFO EBIT	Fiscal Year 2011 Free Cash Flow	Payout Opportunity (as a % of target)
Threshold	$3.391 billion	$1.416 billion	50%
Target	$3.853 billion	$2.023 billion	100%
Maximum	$4.315 billion	$3.035 billion	200%

The Committee met in October 2011 and determined the actual performance against FIFO EBIT and Free Cash Flow goals. Based on the weightings of the goals, the payout was 163% of target, as illustrated in the following table:

		(A)	(B)	(A) x (B)
Performance Goals(1)	Actual Performance	Payout as a % of Target	Weighting	Weighted Payout as % of Target
FIFO EBIT	$4.182 billion	171%	70%	120%
Free Cash Flow	$2.480 billion	145%	30%	43%
Total	N/A	N/A	100%	163%

(1)

Both measures reflect adjustments (where applicable) to exclude the effects of the drugstore.com, inc. acquisition and the sale of Walgreens Health Initiatives, Inc. These were treated as extraordinary accounting items for purposes of the 2011 MIP based on the recommendation of the Finance Committee and approval of the Committee.

•

Individual Performance. While the Committee continues to emphasize team performance by establishing a bonus pool driven by the Company’s financial performance relative to the established goals, to improve the Company’s ability to link pay and performance, the Committee authorized the Chief Executive Officer to recommend adjustments to bonus payments up or down by a maximum of 20% based on individual performance, subject to the Committee’s final approval. The Committee has the authority to make a similar adjustment for the Chief Executive Officer.

At the end of fiscal year 2011, Mr. Wasson conducted an evaluation of the contribution of each member of his senior executive team in the areas of strategy, leadership and operating performance. Based on his subjective judgment of each executive’s contribution, Mr. Wasson made recommendations to the Committee in regard to whether to make individual adjustments to the formula-driven MIP bonus amounts, which recommendations were considered and approved by the Committee. No pre-established weightings or specific metrics for the purpose of the individual adjustments were established within the broad categories, as the dynamic nature and demands of the business for those in top leadership positions fluctuate both across the group and within each area of responsibility over the course of the performance year. Decisions regarding individual adjustments were determined within Mr. Wasson’s and the Committee’s discretion after considering each executive’s contribution, as well as the goal that the sum total of the adjustments for the NEOs and other senior executives (excluding any Chief Executive Officer adjustments) would be effectively cost neutral, which goal was achieved with respect to the individual adjustments for fiscal year 2011. With regard to fiscal year 2011, individual adjustments were proposed for each of the NEOs. With respect to the NEOs other than the Chief Executive Officer, Mr. Wasson and the Committee considered each executive’s demonstrated leadership and strong operating performance for their respective areas of responsibility in approving a positive individual performance adjustment of approximately 5% to the formula-driven MIP payout amounts.

The full Board of Directors reviewed the performance of Mr. Wasson using the same review process as noted above, applying those considerations appropriate for the Chief Executive Officer role. As a result of that review, the Committee determined to award Mr. Wasson an additional $230,000, which is approximately 10% of his formula-driven MIP payout for fiscal year 2011.

Based on the above-described Company performance and individual performance adjustments, fiscal year 2011 bonuses under the MIP for the named executive officers were as follows:

Name	Fiscal 2011 Bonus Eligible Salary	Target Bonus(1)	Company Performance Adjustment(2)	Individual Performance Adjustment(3)	Fiscal 2011 Bonus	Fiscal 2011 Bonus as a % of Fiscal 2011 Salary
Gregory D. Wasson	$1,200,000	$1,500,000	$945,000	$230,000	$2,675,000	222.92%
Wade D. Miquelon	$726,000	$544,500	$343,035	$44,377	$931,912	128.36%
Kermit R. Crawford	$662,500	$496,875	$313,031	$40,495	$850,402	128.36%
Mark A. Wagner	$694,583	$520,938	$328,191	$42,456	$891,585	128.36%
Timothy J. Theriault	$638,333	$383,000	$241,290	$31,214	$655,504	102.69%

(1)	The target bonus percentages are as follows: CEO – 125%, Executive Vice President – 75%, Senior Vice President – 60%.

(2)

As described above, based on the Company’s FIFO EBIT and Free Cash Flow performance relative to target during fiscal year 2011, the bonus percentage for senior executives prior to adjustment for individual performance was 163% of the executive’s target bonus.

(3)	As described above, a positive adjustment was made to the bonus of each NEO based on individual performance.

A similar process was undertaken in October 2011 to set the MIP threshold/target/maximum performance levels and the corresponding bonus percentages for fiscal year 2012. The Committee’s goal was to establish performance goals for fiscal year 2012 that are appropriately challenging in view of the opportunities and challenges facing the business, and there is a risk that payments will not be made at all or will be made at less than 100% of the target amount.

Additionally, the Committee intends to qualify future cash-based incentive payments for deductibility under Section 162(m) of the Code (see “-Tax-Deductibility of Executive Officer Compensation” and “Proposal 3 – Approval of Walgreen Co. 2011 Cash-Based Incentive Plan” below). In October 2011, the Committee set an over-arching goal of 50% of threshold FIFO EBIT (as calculated under the terms of the Management Incentive Plan) that must be achieved before any annual incentive amounts may be earned under the MIP. For the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the MIP will fund at maximum for participants (including the NEOs) if the goal is achieved or exceeded. Following the end of the performance period, the Committee will certify that the funding level has been achieved and then will exercise negative discretion to reduce annual incentive payouts to align with the additional corporate and individual performance measures established using the methodology to determine annual incentive payouts described above.

Long-Term Incentives

A significant percentage of total compensation is allocated to long-term incentives as a result of the compensation philosophy described above. Each year, the Committee reviews information provided by its compensation consultant and management to determine the appropriate level and mix of long-term incentive (“LTI”) compensation. Historically and in fiscal year 2011, the Committee granted a majority of total compensation to senior executives in the form of long-term incentives under the programs described below.

The Committee makes annual decisions regarding appropriate long-term incentive grants, and these grant levels are set based on position level (that is, Chief Executive Officer, Executive Vice President, Senior Vice President, Vice President, and so forth). When determining the grant levels to apply to each position, the Committee considers executives’ levels of responsibility, historical award data, and practices at peer group companies. The Committee reviewed and considered performance measures, the appropriate types, mix and level of long-term incentives, as well as the appropriate length of the performance periods. As a result of that review, the Committee reached the following decisions, which were implemented for fiscal year 2011:

•	Continue the use of stock options, Restricted Stock Units (“RSUs”) and the Performance Share Program.

•	Continue to target the allocation of annual grants under these three programs to be approximately 40% stock options, 25% RSUs, and 35% performance shares.

Based on this review, the fiscal year 2011 grants approved and implemented by the Committee, expressed as percentages of base salary effective on July 1 prior to the date of grant, were as follows:

Name	Option Grant %	RSU Grant %	Target Performance Share Grant %
Gregory D. Wasson	715%	175%	240%
Wade D. Miquelon	290%	70%	100%
Kermit R. Crawford	290%	70%	100%
Mark A. Wagner	290%	70%	100%
Timothy J. Theriault	220%	55%	75%

Mr. Wasson’s LTI grants levels have been below the market for chief executive officers at peer group companies. As a result of the review of market data and in order to bring Mr. Wasson to a level of long-term incentive awards that aligns more closely with LTI opportunities at peer group companies, the Committee approved an increase in the grant percentages for fiscal year 2012 as follows: Option grant of 900% of salary, RSU grant of 215% of salary, and Performance Share grant of 300% of salary. This increase completed the Committee’s plan to bring Mr. Wasson’s LTI grants to market median competitive levels recognizing his additional time in position and his continued strong performance in that role. The grant percentages for fiscal year 2012 for the other NEOs did not change from those in the table above. Stock option, RSU and target performance share awards for fiscal year 2012 were granted on September 1, 2011.

Beginning in fiscal 2013, we plan to modify the way in which we grant stock options and RSUs in certain respects. As part of our effort to further increase the role of individual performance in compensation decisions, we plan to apply an individual performance adjustment factor that may result in an incremental increase or decrease in the amount of stock options and RSUs granted to each eligible participant. One aspect of this change is that, beginning in 2012 with respect to the fiscal 2013 awards, the grant date for annual stock option and RSU awards will no longer be September 1. Beginning in fiscal 2013, we plan to grant annual stock option and RSU awards on a fixed annual date later in the calendar year following completion of the performance review process.

Each of these three long-term incentive components is described in more detail below.

Executive Stock Options.    Stock options are granted annually under the Executive Stock Option Plan to the Company’s executives at the discretion of the Committee in order to enhance the link between shareholder value creation and executive pay. Grant levels are coordinated with those under other long-term incentive programs, and take into account the other elements of executive compensation, in order to maintain competitive levels of total long-term incentive compensation. Just as with other long-term incentive program grants, stock option grant levels are set for each senior executive position level, as detailed above.

Annual stock option grants have been made as of the first day of the fiscal year (September 1, 2010 for the 2011 fiscal year) and are approved in advance by the Committee at its quarterly meeting in July. At that meeting, the Committee approves the stock option award levels and relevant stock option terms and conditions applicable to executives and other eligible employees for the grant to be made as of the first day of the upcoming fiscal year. The Committee’s approval also addresses pro-rated grants to be made to individuals hired into eligible positions during the upcoming fiscal year and pro-rated grants to be made to individuals who are promoted into and among eligible positions during the upcoming fiscal year. In all of these cases, the Committee approves the terms of the stock options and delegates to Human Resources management the authority to carry out these stock option grants in accordance with the overall terms approved by the Committee. Pursuant to this delegation, the grant date for pro-rated grants to eligible new hires is the date of hire, and the grant date for pro-rated grants to eligible promoted employees is the later of the effective date of promotion or the date of approval of the promotion.

Stock options are granted at an option exercise price not less than the fair market value of the Company’s common stock on the date of the grant. Accordingly, stock options have value only if the stock price appreciates following the date the options are granted. For purposes of determining fair market value, the option exercise price for stock options granted in fiscal year 2011 was the closing price of Walgreen Co. common stock on the NYSE on the grant date, September 1, 2010, the first day of our fiscal year. Annual executive stock options become exercisable after a 36-month vesting period and expire ten years from the date of grant with special rules covering the various types of termination of employment that might occur during the vesting period or thereafter (as further detailed in the “Potential Payments upon Termination or Change in Control” section below). The three-year vesting period encourages meaningful retention before an executive can realize any value created by stock appreciation. The stock option grants to each of the named executive officers for fiscal year 2011 are shown in the Grants of Plan-Based Awards table below. The number of stock options granted to each executive was computed by dividing the applicable percentage of base salary by the average per-share closing price of Walgreen Co. common stock on the NYSE over the last 30 trading days of the fourth quarter of fiscal year 2010 to diminish the impact of fluctuations in stock price on grant sizes.

Restricted Stock Units. Given the volatile nature of the stock market, the Committee believes that it is important for retention to have a portion of long-term incentives that is stable but still linked to changes in shareholder value. RSUs also assist us in attracting talented executives. RSUs are designed to complement stock options, and therefore the timing and structure of RSU grants are consistent with option grants in various ways. RSUs are granted annually under the Company’s Long-Term Performance Incentive Plan to the Company’s executives at the discretion of the Committee in order to enhance the link between shareholder value creation and executive pay and to reinforce the Company’s executive retention goals. Grant levels are coordinated with those under other long-term incentive programs, and take into account the other elements of executive compensation, in order to maintain competitive levels of total long-term incentive compensation.

Annual RSU grants have been made as of the first day of the fiscal year (September 1, 2010 for the 2011 fiscal year) and are approved in advance by the Committee at its quarterly meeting in July. At that meeting, the Committee approves the RSU award levels and relevant RSU terms and conditions applicable to executives and other eligible employees for the grant to be made as of the first day of the upcoming fiscal year. The Committee’s approval also addresses pro-rated grants to be made to individuals hired into eligible positions during the upcoming fiscal year and pro-rated grants to be made to individuals who are promoted into and among eligible positions during the upcoming fiscal year. In all of these cases, the Committee approves the terms of the RSUs and delegates to Human Resources management the authority to carry out these RSU grants in accordance with the overall terms approved by the Committee. Pursuant to this delegation, the grant date for pro-rated grants to eligible new hires is the date of hire, and the grant date for pro-rated grants to eligible promoted employees is the later of the effective date of promotion or the date of approval of the promotion.

Annual RSU grants become vested on the 36-month anniversary of the date of grant, assuming continued employment through that date, with special rules covering the various types of termination of employment that might occur during the vesting period (as further detailed in the “Potential Payments upon Termination or Change in Control” section below). The RSU grants to each of the named executive officers for fiscal year 2011 are shown in the Grants of Plan-Based Awards table below, and the outstanding RSUs from these grants are included in the Outstanding Equity Awards at 2011 Fiscal Year End table below. The number of RSUs was computed by dividing the applicable percentage of base salary by the average per-share closing price of Walgreen Co. common stock on the NYSE over the last 30 trading days of the fourth quarter of fiscal year 2010 to diminish the impact of fluctuations in stock price on grant sizes. Dividend equivalents with respect to RSUs are credited as additional RSUs, subject to the same vesting conditions as the underlying RSUs. In addition, for fiscal 2012 and future RSUs, the Committee adopted a one year performance threshold based on 50% of threshold FIFO EBIT (as calculated under the terms of the Management Incentive Plan) that is to be met prior to the vesting of the RSUs.

Performance Share Program.    Under the Performance Share Program, executives receive annual grants of performance shares, which are measured and realized over a performance period covering three fiscal years. Each “performance share” represents the right to receive, if and to the extent designated performance goals within the three fiscal year performance period are satisfied, a share of common stock following completion of the performance period. Performance periods overlap, with a new three-year performance cycle beginning each fiscal year. At the end of each performance period, performance shares are distributed in shares of Walgreen Co. common stock based upon the level of achievement of the financial performance target set for that cycle. If we fail to meet threshold performance after three years, no performance shares will be earned and no payout of performance shares will be made with respect to that period.

Performance share grants for fiscal year 2011 for the named executive officers were based on the senior executive target grant levels listed above. These grants are shown in the Grants of Plan-Based Awards table below, and the outstanding performance shares from these grants are included in the Outstanding Equity Awards at 2011 Fiscal Year End table below. The number of performance shares was computed by dividing the applicable percentage of base salary by the 30-trading day average stock price of Walgreen Co. common stock through the September 1, 2010 grant date to diminish the impact of fluctuations in stock price on grant sizes.

For the fiscal year 2011-2013 performance period, the performance measure under the program is return on invested capital, measured utilizing the FIFO inventory methodology (FIFO ROIC). Expressed as a percentage, FIFO ROIC is calculated by dividing (A) FIFO operating income, increased by the implied interest expense of lease payments and reduced by taxes at the applicable rate, by (B) the sum of shareholders’ equity, debt, last in first out (LIFO) inventory reserve, deferred income taxes and capitalized leases. Our business is capital intensive and the Company has made several acquisitions and divestitures. The Committee believes that over the long term, the Company must employ its capital wisely to increase earnings. Therefore, the ratio of earnings to capital is an important measure of success. The Committee believes the use of FIFO ROIC is appropriate for incentive programs under which performance is measured over multi-year periods, such as the Performance Share Program.

The Company does not publicly disclose its expectations of how the Company will perform on a prospective basis in future periods or specific long-term incentive plan targets applicable under its compensation programs, due to potential competitive harm. The Company believes revealing specific objectives prospectively would provide competitors and other third parties with insights into its confidential planning process and strategies, thereby causing competitive harm. The target performance goals for FIFO pre-tax earnings and FIFO ROIC, as applicable, for each three-year performance cycle reflect the Company’s long-range plan for that cycle. The performance goals are designed to be appropriately challenging, and there is a risk that payments will not be made at all or will be made at less than 100% of the target amount. The degree of difficulty, therefore, in achieving the target internal measures is designed to be reasonably aggressive.

The following chart identifies the financial performance targets applicable to each performance period and the corresponding payouts as a percent of the target performance share opportunity:

Performance Period	Performance Measure	Performance Target		% of Performance Shares Earned(1)
Fiscal 2010 - 2012	FIFO Return on Invested Capital	Below Threshold:	Less than 89.45% of performance target	0% of target grant
		Threshold:	89.45% of performance target	50% of target grant
		Target:	100% of performance target	100% of target
		Maximum:	110.19% or more of performance target	150% of target grant

Fiscal 2011 - 2013	FIFO Return on Invested Capital	Below Threshold:	Less than 89.95% of performance target	0% of target grant
		Threshold:	89.95% of performance target	50% of target grant
		Target:	100% of performance target	100% of target grant
		Maximum:	109.93% or more of performance target	150% of target grant

Fiscal 2012 - 2014	FIFO Return on Invested Capital	Below Threshold:	Less than 89.99% of performance target	0% of target grant
		Threshold:	89.99% of performance target	50% of target grant
		Target:	100% of performance target	100% of target grant
		Maximum:	110.01% or more of performance target	150% of target grant

(1)	Performance between minimum and target, or between target and maximum, will earn performance shares on a pro-rated basis between 50% and 100% or between 100% and 150%, respectively.

Payout of the fiscal 2009-2011 Performance Shares.    At the beginning of fiscal year 2009, performance shares were granted to our executive officers. The awards had a performance period of September 1, 2008 through August 31, 2011 and were contingent on the Company achieving its three-year cumulative pre-tax earnings goal. Earnings for this purpose means pre-tax earnings measured based on the first in, first out (FIFO) accounting method for valuing inventory.

The following table summarizes the performance goals and corresponding payouts as a percentage of the target performance share opportunity for the fiscal 2009-2011 performance share cycle.

Performance Period	Performance Measure	Performance Target		% of Performance Shares Earned
Fiscal 2009-2011	FIFO EBIT	Below Threshold:	<$10.976 billion	0% of target grant
		Threshold:	$10.976 billion	50% of target grant
		Target:	$12.156 billion	100% of target grant
		Maximum:	$12.628 billion	120% of target grant

In October 2011, the Committee determined that the three-year cumulative FIFO EBIT goal was achieved at 95% of target. As a result, the Committee determined that the fiscal 2009-2011 performance shares had been earned at 76% of target and approved the following performance share payouts:

Name	Fiscal 2009-2011 Target Performance Shares		Fiscal 2009-2011 Actual Performance Shares Earned
Gregory D. Wasson	44,557		33,862
Wade D. Miquelon	12,867		9,778
Kermit R. Crawford	8,029		6,102
Mark A. Wagner	16,744		12,725
Timothy J. Theriault	N/A	(1)	N/A	(1)

(1)	Mr. Theriault joined the Company in October 2009 and did not participate in the fiscal 2009- 2011 performance share program.

Retirement Plans and Programs

The Company offers retirement benefits to its employees through a tax-qualified 401(k) Profit Sharing Retirement Plan. The Profit Sharing Retirement Plan is a defined contribution plan designed to accumulate retirement funds for participating Company employees, including executive officers, via individual and Company contributions. The retirement benefits for the Company’s executive officers under the tax-qualified Profit Sharing Retirement Plan are the same as those available for other eligible employees.

The Company also has two non-qualified supplemental Profit Sharing plans for executives that replace the benefits for executives that the Company is unable to provide under the tax-qualified Profit Sharing Retirement Plan as a result of various tax law limitations that restrict contributions made for highly-compensated participants under that Plan. The Profit Sharing Restoration Plan was established for the benefit of senior-level executives (at the Divisional Vice President level and above) and the Executive Deferred Profit Sharing Plan was established for the benefit of mid-level executives (below the Divisional Vice President level).

Under the Profit Sharing Restoration Plan, the amounts restricted from being deposited in a participant’s Profit Sharing Retirement Plan account due to these tax law limits were paid by the Company to the participant. These payments, net of tax withholdings, were eligible for contribution to the trust maintained under the Profit Sharing Restoration Plan for each participant, and then all participants’ trust accounts were collectively invested in a master trust. The Company made payments to replace any shortfall in earnings credited to a participant’s trust account, as compared to the phantom after-tax equivalent earnings that the participant would have achieved if this money had been invested in his or her Profit Sharing Retirement Plan account. Prior to 2010, the Company paid to the executives a tax gross-up for two elements of the Profit Sharing Restoration Plan – one to make the contribution to the Plan equivalent to a pre-tax deferral and the other to make up for any tax due related to the earnings differential between the assets invested in the trust and the return on the investments in the tax-qualified 401(k) Profit Sharing Retirement Plan. Both of these tax gross-ups were eliminated in January 2010. In addition, the Profit Sharing Restoration Plan was frozen to new participants effective October 1, 2010 and was frozen as to new contributions effective January 1, 2011. All of the executives who were participants in the Profit Sharing Restoration Plan (including the NEOs) were moved into the Executive Deferred Profit Sharing Plan as of October 1, 2010.

Under the Executive Deferred Profit Sharing Plan, the amounts restricted from being deposited in a participant’s Profit Sharing Retirement plan account due to these tax law limits are paid by the Company to the Executive Deferred Profit Sharing plan on behalf of the participant. The amounts contributed to the Executive Deferred Profit Sharing Plan are set aside in phantom accounts for the executives. These accounts are unfunded, unsecured promises to pay a benefit in the future. The executives may elect to invest their phantom accounts in the same funds as offered under the qualified Profit Sharing plan. An executive may elect to receive payment of his or her account under the plan in a lump sum or installment payments beginning after retirement. None of the NEOs have account balances under this plan, but will begin to accumulate benefits for the plan year ending December 31, 2011. The Committee approved certain changes to this plan effective January 1, 2012. These changes are intended to replace the deferred compensation plans historically provided by the Company (see “Deferred Compensation” below). Under the amended and restated Executive Deferred Profit-Sharing Plan, participants may defer, on a pre-tax basis, up to (i) 50% of their annual base salary and/or (ii) 85% of their annual bonus. The Company will continue to make contributions under the Executive Deferred Profit-Sharing Plan in the form of additional credits; generally based on the Company contributions that a participant would have received under the Company’s tax-qualified Profit-Sharing Retirement Plan had certain limits of this plan not applied to the participant.

One-Time Retirement Restricted Stock Unit Grant (“Retirement RSUs”).    With the recent changes to the programs described above and the fiscal year 2010 elimination of an officers’ retirement income benefit that consisted of six months of salary and target bonus, health insurance and other benefits continuation as well as continued stock option vesting, the Committee determined it was appropriate to evaluate the competitiveness and appropriateness of the executive retirement programs. This evaluation included a competitive analysis against executive retirement benefits payable at Walgreens peers and considered the value of the retirement benefits before and after the changes. As a result of this evaluation, the Committee made significant changes to certain elements of the Walgreens executive retirement program in order to make the structure more consistent with the needs of the business and compensation governance best practices. These changes were made because the structure of the benefits did not align well with business needs and current leading practices in compensation. The changes were not made to reduce the market competitiveness of the overall retirement benefit. The Committee also wanted to improve the tax efficiency and competitiveness of the structure of the overall program. Based upon that review, the Compensation Committee approved a number of actions:

•

Nonqualified retirement income benefits (that restore standard retirement benefits restricted due to IRS limits applicable to 401(k) and profit sharing contributions in order to provide the same percentage levels of these benefits as is provided to plan participants generally) will no longer be distributed when earned; they will be contributed into a nonqualified deferred compensation plan (i.e., the Executive Deferred Profit Sharing Plan) and paid only after separation of service. This improves the tax efficiency of the plan for participants;

•

A plan allowing executives to defer, on a voluntary basis, salary and bonus under a traditional voluntary deferred compensation structure that supports personal retirement planning; however, no above-market earnings will be provided (i.e., the Executive Deferred Profit Sharing Plan); and

•

A one-time special RSU grant to certain officers impacted by the fiscal year 2010 actions intended to keep those officers near the same competitive level as they were before the changes were made to the various elements of the executive retirement plan. Based on the analysis of Walgreens peers, this places the total benefit including these grants between the median and 60th percentile of the market.

The Committee approved at its July 2011 meeting a one-time special grant of RSUs to certain executive officers impacted by the fiscal year 2010 actions. The size of the grants was not intended to make up for all the benefits eliminated. The basis for determining the size of the awards was one half of the fiscal year 2011 base salary plus target bonus discounted at 5% per annum for the number of years remaining until eligible for retirement (age 55 plus 10 years of service). In determining the size of the grant, the Committee made the following decisions:

•	The value of the health insurance and other benefits continuation and equity vesting continuation that had been eliminated was not taken into account;

•	The value of the stream of future tax gross-ups (before and after retirement) that were eliminated were not taken into account:

•	Future increases in salary and bonus opportunity were not taken into account; and

•

In order to enhance retention, the awards will vest at the later of four years or the date the officer becomes eligible for retirement (age 55 plus 10 years of service), and vested RSUs will be settled with shares of common stock upon actual retirement. The awards were in the form of RSU grants in order to further link shareholder and executive interests and to motivate executives to increase the value of the shares.

The Retirement RSU grants to each of the NEOs for fiscal year 2011 are shown in the Grants of Plan-Based Awards table below, and the outstanding RSUs from these grants are included in the Outstanding Equity Awards at 2011 Fiscal Year End table below. The number of Retirement RSUs was computed by dividing the above mentioned basis for the awards by the average per-share closing price of Walgreen Co. common stock on the NYSE over the last 30 trading days prior to August 15, 2011. Dividend equivalents with respect to RSUs are credited as additional RSUs, subject to the same vesting conditions as the underlying RSUs. The Committee concluded that individuals promoted to or hired into an executive position following January 15, 2010 will not be eligible to receive such an award.

Deferred Compensation.    The Company has also provided deferred compensation opportunities through separate non-qualified Deferred Compensation/Capital Accumulation Plans that have been offered to executives and other management-level employees from time to time. The most recent Deferred Compensation/Capital Accumulation Plan was offered in 2011. The 2011 plan is similar to those offered in prior years, with the exception that the interest crediting rate will be variable and based on the funds offered in the Walgreen Co. Profit-Sharing Retirement Plan (contributions related to frozen plans last offered in 2001 and 2006 receive an above-market fixed rate of return as described in the Nonqualified Deferred Compensation table). In addition, the distribution options differ under this new plan to provide executives the opportunity to elect the time and form of payment at the time of enrollment in the plan. The Committee does not anticipate offering such plans in the future. Earnings and accumulated balances for all applicable Deferred Compensation/Capital Accumulation Plans are shown in the Nonqualified Deferred Compensation table below.

Perquisites

Consistent with the philosophy and culture of the Company, perquisites and personal benefits provided to the Chief Executive Officer and other senior executives are limited. They include an annual physical examination, limited reimbursement of health club dues and ground transportation expenses, and preferred flight status within the United Airlines Mileage Plus Program. In addition, and consistent with our objective to attract and retain a high-performing executive management team, we actively recruit outstanding candidates from all over the country to fill executive level and other strategic openings and will reimburse the newly hired senior executive for relocation costs. The Company’s senior executives at the Senior Vice President level and above receive additional benefits following their retirement from the Company. These executives are able to continue receiving an annual Company-paid physical exam during retirement, to age 70, and are entitled to the continuation of preferred flight status within the United Airlines Mileage Plus Program. The above benefits are not contractual and are based on current Company policy, which is subject to change or termination at the discretion of the Committee. Where applicable, these retirement benefits are shown in the tables under “Potential Payments Upon Termination or Change in Control” below.

Relationship between Compensation Plans and Risk

Management retained Ernst & Young LLP to conduct a risk review of our compensation programs to assess whether any of our incentive compensation plans, either individually or in the aggregate, would encourage executives or employees to undertake unnecessary or inappropriate risks that were reasonably likely to have a material adverse impact on the Company. The Committee reviewed the external risk assessment of our variable pay plans and considered several factors including the type of plan, the number of participants in each plan, the participants’ level within the organization, the target and maximum payment potential and the performance criteria under each plan, and risk mitigating controls in place for each plan.

Included in the assessment, the Committee and management evaluated those plans that were identified as having the potential to deliver a material amount of compensation, which for fiscal year 2011 were the annual and long-term incentive plans that are described earlier in this Compensation Discussion and Analysis. The Committee concluded that it is not reasonably likely that risks arising from our compensation policies and practices would have a material adverse effect on the Company due to a variety of factors. In reaching this conclusion, the Committee considered the following factors:

•	our compensation program is designed to provide a mix of both fixed and variable incentive compensation;

•

our compensation program is balanced between a variety of different measures and both short-term and long-term incentives designed to reward execution of our short-term and long-term corporate strategies;

•	we allocate compensation among base salary, annual cash incentives, stock options, restricted stock units and performance shares, including both service-based and performance-based criteria;

•

the annual incentive component of our executive compensation program involves cash-based plan awards that are payable if, and only to the extent that, pre-established corporate financial and individual performance objectives are achieved;

•	incentive compensation includes components that are paid based on results averaged out over several years and vest over an extended period;

•	executives are required to own a specified level of shares in order to comply with the share ownership guidelines, encouraging long-term focus on enhancing shareholder value; and

•	we have adopted a “clawback” policy applicable to all officers that is designed to allow the Company to recoup incentive compensation paid if there is a restatement or misconduct, including fraud.

Compensation Recovery Policy

The Board of Directors has adopted a recoupment or “clawback” policy for cash and equity incentive awards paid to executive officers. The policy provides that in the event that there was a restatement of incorrect financial results, the Committee will seek reimbursement of the incremental portion of awards paid to executive officers in excess of the awards that would have been paid based on the restated financial results. All forms of incentive compensation are subject to this policy. The Committee may look back over the three-year period prior to the restatement for the recoupment and may look to current and former executives. In addition, the policy provides the Committee the discretion to recoup amounts of excess incentive compensation paid to any officer in conjunction with any materially incorrect results (even if not resulting in a restatement), or misconduct on the part of the officer, including fraud or other conduct that would lead to a “for cause” termination.

Employment Agreements

The Company has employment agreements (the “Agreements”) with the named executive officers and most other executives of the Company. These Agreements are the same for all applicable executives. Each Agreement becomes effective only upon a change of control of the Company. Each Agreement becomes operative for a three-year “Employment Period” following a change in control. In the event that the executive is dismissed without cause or resigns for good reason during the Employment Period, he or she is entitled to all accrued but unpaid compensation and benefits and a lump-sum cash payment, which is designed to replicate the cash compensation (base salary and bonus) plus certain benefits that the executive would have received during the remainder of the three-year Employment Period. These payments and benefits would be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 280G of the Internal Revenue Code. See “Potential Payments Upon Termination or Change in

Control” below for a more detailed description of the Agreements, including the definitions of change in control, cause and good reason, and the compensation and benefits that could be paid under each Agreement to the applicable named executive officer.

The purpose of the Agreements is to provide reasonable personal protection to each covered executive in the context of an actual or potential change in control of the Company, and thereby eliminate or significantly reduce any distraction that might otherwise be caused by uncertainty over the executive’s personal employment and financial circumstances. The Committee believes that the structure of the Agreements as three-year employment agreements provides the appropriate level of protection to the executive for that critical period following a change in control, at a reasonable cost to the Company. In addition, the definition of good reason includes the ability of the executive to terminate his or her employment for any reason within the 30-day window following the first anniversary of the change in control, and this serves as a significant incentive for the executive to remain with the Company for what is typically a critical one-year transition period immediately following a change in control.

The Committee continues to assess the reasonableness of the Agreements, both as to content and as to the eligible group of employees, and to consider whether any changes are appropriate going forward.

Share Ownership Guidelines for Senior Executives

The Board of Directors adopted executive share ownership guidelines in 2008. Under the guidelines, each executive is expected to accumulate the lesser of the fixed and variable number of shares within the later of five years from commencement of senior executive status and November 1, 2013 as follows:

Executive Level	Fixed Number of Shares	Variable Number of Shares*
Chief Executive Officer	230,000	5x Salary
Executive Vice President	60,000	3x Salary
Senior Vice President	30,000	2x Salary
Vice President	22,500	2x Salary

*	Variable number equals stated salary multiple divided by current share price

The following are included in determining the executive’s share ownership for purposes of these guidelines: shares held by minor dependents and spouses; unvested restricted stock and restricted stock units, discounted by an assumed tax rate of 35% and only up to 50% of the applicable ownership target; and other shares owned outright, such as earned performance shares and exercised stock options. The Committee reviewed executive progress towards meeting these goals in October 2011. Using reasonable assumptions regarding executive salary and stock appreciation, the Committee concluded that all executives are progressing towards their goals in a manner that will allow them to meet either the fixed or variable share objectives within the prescribed time frames.

Insider Trading Restrictions and Policy Against Hedging

Our insider trading policy prohibits directors, employees and certain of their family members from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Trades by directors and executive officers are prohibited during certain prescribed blackout periods and are required to be pre-cleared by appropriate Walgreens personnel. This policy also prohibits directors and executive officers from engaging in “short sales” with respect to our securities, entering into “derivative” transactions, including exchange-traded put or call options, with respect to our securities, or engaging in hedging or monetization transactions, such as collars or forward sale contracts, with respect to our securities.

Tax-Deductibility of Executive Officer Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to each of a company’s chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. It is the Committee’s objective to maximize deductibility under Section 162(m) to the extent consistent with the Committee’s assessment of the interests of the Company and its shareholders.

In accordance with that objective, certain long-term incentives (stock options, remaining Restricted Performance Share Program awards and Performance Share Program awards) are designed as qualifying performance-based compensation, while short-term incentives under the current Management Incentive Plan and restricted stock units are not. In addition, with respect to any compensation payable to an applicable executive officer that would otherwise be nondeductible, it is the Company’s policy to seek to maximize the deductibility of compensation paid to our NEOs. The Company maintains the Walgreen Co. Section 162(m) Deferred Compensation Plan that provides, for each fiscal year, compensation that would otherwise exceed the Section 162(m) deductibility limit may be deferred, should the Committee elect. Deferred cash amounts are credited with interest based on the prime lending rate plus any excess of the prime lending rate over the federal funds rate. These amounts are then paid after the participant’s termination of employment, based on the participant’s advance elections as to form and timing of payment. Mr. Wasson was a participant in this Plan in 2011. Activity under this Plan during fiscal year 2011 for Mr. Wasson is included in the Nonqualified Deferred Compensation for the 2010 Fiscal Year table below. The Committee elected to freeze the Section 162(m) Deferred Compensation Plan to new participants and new earnings, effective July 1, 2011. In order to maximize the tax deduction for compensation paid to the executives, the Committee intends to qualify as much compensation as reasonably possible as performance-based under Code Section 162(m). In that regard, if shareholders approve the 2011 Cash-Based Incentive Plan as described in “Proposal 3 — Approval of Walgreen Co. 2011 Cash-Based Incentive Plan” the Committee intends that short-term incentive awards under that plan qualify as performance-based compensation. In addition, the Committee took action intended to qualify fiscal 2012 and future RSUs as performance-based compensation through the adoption of a one year performance threshold based on 50% of threshold FIFO EBIT (as calculated under the terms of the Management Incentive Plan) that is to be met prior to the vesting of the RSUs.

Compensation Committee Report on Executive Compensation

Each of the Compensation Committee members is independent, as defined under SEC rules and the listing standards of the New York Stock Exchange, The NASDAQ Global Select Market and the Chicago Stock Exchange, as well as the Company’s independence standards. Additionally, each member of the Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews the Company’s Compensation Discussion and Analysis on behalf of the Board of Directors.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis above be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2011.

Compensation Committee

James A. Skinner, Chairman

William C. Foote

Ginger L. Graham

Nancy M. Schlichting

Executive Compensation Tables and Supporting Information

Summary Compensation Table

The following table summarizes the compensation for the 2011, 2010 and 2009 fiscal years of each of the Company’s fiscal 2011 “named executive officers,” who consist of:

•	President and Chief Executive Officer, Gregory D. Wasson;

•	Executive Vice President and Chief Financial Officer, Wade D. Miquelon; and

•

the next three most highly compensated executive officers who were serving as such at the end of the 2011 fiscal year (based on the amount shown in the “Total Compensation” column reduced by the amount shown in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total Compensation ($)
Gregory D. Wasson	2011	1,200,000	—	5,647,235	2,237,617	2,675,000	16,416	339,977	12,116,245
President and Chief Executive Officer	2010	1,066,667	—	3,382,146	1,719,884	1,653,334	14,235	194,577	8,030,843
	2009	910,833	—	2,626,134	1,675,225	800,000	12,357	143,412	6,167,961

Wade D. Miquelon	2011	726,000	—	1,589,241	589,089	931,912	18,957	151,581	4,006,780
Executive Vice President and Chief Financial Officer	2010	709,333	—	1,298,286	652,592	659,680	17,156	130,332	3,467,379
	2009	656,250	—	820,527	455,425	310,767	15,526	47,287	2,305,782

Kermit R. Crawford	2011	662,500	—	1,473,404	495,029	850,402	6,100	118,053	3,605,488
President, Pharmacy, Health and Wellness Services and Solutions

Mark A. Wagner	2011	694,583	—	1,537,511	540,415	891,585	5,169	175,131	3,844,394
President, Community Management	2010	650,167	—	1,187,928	597,116	634,888	4,612	97,354	3,172,065
	2009	630,333	—	1,036,980	572,013	326,176	4,118	97,683	2,667,303

Timothy J. Theriault	2011	638,333	—	1,120,263	391,192	655,504	2,225	83,995	2,891,512
Senior Vice President and Chief Information Officer	2010	572,916	300,000	2,057,333	454,478	426,250	—	29,455	3,840,432

(1)	Includes base salary earned in the fiscal year, whether or not deferred. See “Compensation Discussion and Analysis” above for more information on base salary analysis and determinations.

(2)	Represents sign-on bonus provided to Mr. Theriault as part of his new-hire compensation package.

(3)

Represents the aggregate grant date fair value of awards in the fiscal years indicated determined in accordance with FASB ASC Topic 718 including with respect to contingent performance shares granted under the Performance Share Program and restricted stock unit (RSU) grants. These are not amounts paid to or realized by the NEO. Descriptions of these programs are provided under “Compensation Discussion and Analysis” above. All fiscal year 2011 grants are reflected in the Grants of Plan-Based Awards table below. The cumulative number of restricted shares, RSUs and performance shares held by each named executive officer, and their aggregate market value at August 31, 2011, are shown in the Outstanding Equity Awards at 2011 Fiscal Year End table below. Dividends on restricted shares are paid in cash in the same amount and on the same date as dividends are paid to other holders of common stock (unless they are required to be deferred until the vesting date). Dividend equivalents with respect to RSUs are credited as additional RSUs on the record date, subject to the same vesting restrictions as the underlying RSUs. The values of the dividends and dividend equivalents are reported in the All Other Compensation column and not in the Stock Awards column.

(4)

Represents the grant date fair value of stock options granted in the fiscal years indicated determined in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by the NEO. A description of this program is provided under “Compensation Discussion and Analysis” above. Detailed Black-Scholes assumptions under FASB ASC Topic 718 are set forth on page 37 of the Company’s fiscal 2011 Annual Report. Stock options granted to the named executive officers in fiscal year 2011 are reflected in the Grants of Plan-Based Awards table below. Stock options that remain outstanding are reflected in the Outstanding Equity Awards at 2011 Fiscal Year-End table below.

(5)	Includes the annual incentive compensation earned for each fiscal year. See “Compensation Discussion and Analysis” above for details concerning the Management Incentive Plan.

(6)

Reflects above-market interest earned on non-qualified deferred compensation for each fiscal year. See the Nonqualified Deferred Compensation for the 2011 Fiscal Year table below and “Compensation Discussion and Analysis” above for further information concerning these deferred compensation benefits.

(7)	Detail of the amounts reported in the “All Other Compensation” column for fiscal year 2011 is provided in the table below.

Item	Mr. Wasson	Mr. Miquelon	Mr. Crawford	Mr. Wagner	Mr. Theriault
Term Life Insurance	$18,569	$5,884	$7,430	$7,773	$6,717
Profit Sharing Retirement Plan	13,576	13,576	13,576	13,576	13,576
Profit Sharing Restoration Plan	163,746	67,508	59,310	102,003	19,395
Dividends Paid on Unvested Restricted Stock	3,321	21,312	1,095	2,456	—
Dividend Equivalents on Unvested RSUs	118,899	35,466	25,335	35,201	34,311
Perquisites and Personal Benefits (a)	21,866	7,835	11,307	14,122	9,996

Total	$339,977	$151,581	$118,053	$175,131	$83,995

(a)

Includes for each person the Company’s incremental costs relating to annual physical examination, reimbursement of certain health club fees, long-term disability benefits, and personal accident insurance benefits, and for Mr. Wasson reimbursement of certain ground transportation expenses. No tax gross-up was paid with respect to any of these amounts. Individual components exceeding $10,000 are long-term disability benefits of $15,922 for Mr. Wasson.

Grants of Plan-Based Awards in 2011 Fiscal Year

The following table sets forth certain information regarding awards for fiscal year 2011 under the Company’s Executive Stock Option Plan (ESOP), Performance Share Program (PSP), Restricted Stock Unit (RSU) Program and Management Incentive Plan (MIP). These short-term and long-term incentive programs are described more fully under “Compensation Discussion and Analysis” above.

										All Other Stock Awards: Numbers of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name	Plan Name	Grant Date	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory D. Wasson	ESOP	9/01/10	7/14/10								277,620	27.69	2,237,617
	PSP	9/01/10	10/13/10				46,593	93,187	139,780
	RSU	9/01/10	7/14/10							69,293
	RSU	8/15/11	7/13/11							32,475
	MIP	10/13/10	10/13/10	750,000	1,500,000	3,000,000
Wade D. Miquelon	ESOP	9/01/10	7/14/10								73,088	27.69	589,089
	PSP	9/01/10	10/13/10				12,601	25,202	37,803
	RSU	9/01/10	7/14/10							17,991
	RSU	8/15/11	7/13/11							11,038
	MIP	10/13/10	10/13/10	272,250	544,500	1,089,000
Kermit R. Crawford	ESOP	9/01/10	7/14/10								61,418	27.69	495,029
	PSP	9/01/10	10/13/10				10,589	21,178	31,767
	RSU	9/01/10	7/14/10							15,118
	RSU	8/15/11	7/13/11							13,054
	MIP	10/13/10	10/13/10	248,438	496,875	993,750
Mark A. Wagner	ESOP	9/01/10	7/14/10								67,049	27.69	540,415
	PSP	9/01/10	10/13/10				11,560	23,120	34,680
	RSU	9/01/10	7/14/10							16,504
	RSU	8/15/11	7/13/11							12,306
	MIP	10/13/10	10/13/10	260,469	520,938	1,041,876
Timothy J. Theriault	ESOP	9/01/10	7/14/10								48,535	27.69	391,192
	PSP	9/01/10	10/13/10				8,273	16,546	24,819
	RSU	9/01/10	7/14/10							12,373
	RSU	8/15/11	7/13/11							8,935
	MIP	10/13/10	10/13/10	191,500	383,000	766,000

(1)

Target awards and related performance goals/targets for the MIP and the PSP for fiscal year 2011 were approved at the October 13, 2010 meeting of the Compensation Committee. Stock options and RSUs were granted on September 1, 2010, the first day of fiscal year 2011, and were approved in advance by the Compensation Committee on July 14, 2010. In connection with changes to the Company’s retirement plans and programs, one-time awards of Retirement RSUs were granted on August 15, 2011 and were approved in advance by the Compensation Committee on July 13, 2011. See “Compensation Discussion and Analysis” for a description of this stock option and RSU approval process.

(2)

These amounts represent the threshold, target and maximum annual incentives under the MIP for fiscal year 2011. The related performance targets and results are described in detail under “Compensation Discussion and Analysis.” The threshold award was set at 50% of the target award, and the maximum award was set at 200% of the target award. The actual earned awards under the MIP for fiscal year 2011 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(3)

These share numbers represent the threshold, target and maximum performance share awards under the PSP for the fiscal 2011 to 2013 performance period. The PSP is described in detail under “Compensation Discussion and Analysis.” The threshold award was set at 50% of the target performance share award, and the maximum award was set at 150% of the target performance share award.

(4)

Represents the number of RSUs granted in fiscal year 2011, including additional RSUs credited in lieu of cash dividends. The annual RSU grant vests on the third anniversary of the grant date. The special Retirement RSU grant vests on the later of (i) the fourth anniversary of the grant date, or (ii) attainment of retirement age, defined as age 55 with 10 years of service.

(5)	All of these stock options vest on the third anniversary of the grant date and expire on the tenth anniversary of the grant date.

(6)	The exercise price for stock options is the per-share closing price of Walgreen Co. stock on the grant date.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table reflects outstanding vested and unvested stock options, as well as unvested/unearned restricted stock, restricted stock units and performance shares held by the named executive officers as of the end of fiscal year 2011.

	Option Awards(1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Awards That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Awards That Have Not Vested ($)(3)
Gregory D. Wasson	9/1/02	16,402	—	34.75	9/1/12
	9/1/04	24,279	—	36.45	9/1/14
	9/1/05	22,987	—	46.33	9/1/15
	10/12/05	6,666	—	44.12	10/12/15
	9/1/06	36,393	—	49.46	9/1/16
	5/1/07	9,491	—	43.90	5/1/17
	9/1/07	77,656	—	45.07	9/1/17
	9/1/08	—	78,712	36.43	9/1/18
	2/1/09	—	76,016	27.41	2/1/19
	9/1/09	—	171,474	34.04	9/1/19
	9/1/10	—	277,620	27.69	9/1/20
						184,756	6,505,259	109,302	3,778,766

Wade D. Miquelon	6/16/08	12,765	—	36.25	6/16/18
	6/16/08	10,000	20,000	36.25	6/16/18
	9/1/08	—	37,743	36.43	9/1/18
	7/8/09	—	1,124	29.76	7/8/19
	9/1/09	—	65,064	34.04	9/1/19
	9/1/10	—	73,088	27.69	9/1/20
						75,780	2,668,217	33,598	1,162,823

Kermit R. Crawford	9/1/05	11,582	—	46.33	9/1/15
	10/12/05	1,287	—	44.12	10/12/15
	9/1/06	17,337	—	49.46	9/1/16
	9/1/07	26,403	—	45.07	9/1/17
	9/1/08	—	23,552	36.43	9/1/18
	9/1/09	—	30,778	34.04	9/1/19
	1/14/10	—	3,745	37.11	1/14/20
	9/1/10	—	61,418	27.69	9/1/20
						43,827	1,543,135	21,937	759,832

Mark A. Wagner	2/1/02	2,009	—	36.28	2/1/12
	9/1/02	18,820	—	34.75	9/1/12
	9/1/03	22,843	—	32.57	9/1/13
	9/1/04	24,279	—	36.45	9/1/14
	9/1/05	21,497	—	46.33	9/1/15
	3/1/06	4,603	—	44.86	3/1/16
	9/1/06	36,393	—	49.46	9/1/16
	9/1/07	48,812	—	45.07	9/1/17
	9/1/08	—	48,558	36.43	9/1/18
	9/1/09	—	59,533	34.04	9/1/19
	9/1/10	—	67,049	27.69	9/1/20
						57,145	2,012,073	34,549	1,190,271

Timothy J. Theriault	10/1/09	—	40,398	38.19	10/1/19
	9/1/10	—	48,535	27.69	9/1/20
						52,555	1,850,450	15,159	533,748

(1)

All stock options vest on the third anniversary of the grant date, except the new-hire stock option grant of 30,000 shares to Mr. Miquelon on June 16, 2008, which vests as to one-third of the shares on each of the third, fourth and fifth anniversaries of the grant date. All stock options expire on the tenth anniversary of the grant date.

(2)	Includes the number and value of the following types of awards:

•	Restricted shares issued through fiscal year 2008 under the former Restricted Performance Share Program, which vest 25% per year over a four-year period.

•	RSUs issued since fiscal year 2009 under the Company’s Long-Term Performance Incentive Plan. These RSUs vest on the third anniversary of the grant date.

•	New hire restricted shares granted to Mr. Miquelon, which vest as to one-third of the shares on each of the third, fourth and fifth anniversaries of the grant dates.

(3)

Represents the number and value of performance shares, based on the threshold performance level, under the Company’s Performance Share Program, except for the September 2008 grant which is presented based on the actual achievement of a three-year cumulative pre-tax earnings goal as determined by the Compensation Committee in October 2011. See “Compensation Discussion and Analysis” above for a description of this program.

Option Exercises and Stock Vested in 2011 Fiscal Year

The following table reflects information regarding stock options exercised during fiscal year 2011 and restricted shares and restricted stock units that vested during fiscal year 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gregory D. Wasson	—	—	2,426	85,419
Wade D. Miquelon	—	—	10,198	450,772
Kermit R. Crawford	46,304	389,408	800	28,168
Mark A. Wagner	9,315	55,893	1,881	66,230
Timothy J. Theriault	—	—	10,180	281,881

(1)	Based on the fair market value of the Company’s common stock on the date of vesting.

Nonqualified Deferred Compensation for the 2011 Fiscal Year

The following table reflects contributions, earnings, withdrawals and end-of-year balances under nonqualified deferred compensation plans. The applicable plans are as follows: (1) Deferred Compensation/Capital Accumulation Plans that have been offered in specific years, which are collectively referred to below as the “DCP”; and (2) the Section 162(m) Deferred Compensation Plan, which generally provided in fiscal 2011 for deferrals of compensation that would otherwise be non-deductible under the $1 million tax deductibility limit, which is referred to below as “162M”. See “Compensation Discussion and Analysis” above for further information regarding these plans. Activity under the Company’s Profit Sharing Restoration Plan is not included below, because that Plan provides benefits on an after-tax basis and therefore is not a deferred compensation program. See “Retirement Plans and Programs” within the “Compensation Discussion and Analysis” section for a description of the Profit Sharing Restoration Plan.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (8/31/11) ($)(3)
Gregory D. Wasson	DCP	—	—	40,565	—	322,192
	162M	1,202,316	—	144,124	—	2,697,553
Wade D. Miquelon	DCP	—	—	21,250	—	223,635
Kermit R. Crawford	DCP	22,500	—	14,328	—	148,024
Mark A. Wagner	DCP	3,333	—	11,513	—	113,356
	162M	—	—	1,670	—	28,388
Timothy J. Theriault	DCP	—	—	5,755	—	60,568

(1)

For Mr. Wasson, the amount shown in this column includes $266,566 reflected in the 2011 amount in the “Salary” column of the Summary Compensation Table above, $805,635 reflected in the 2010 amount in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, and $130,115 reflected in the 2011 amount in the “All Other Compensation” column of the Summary Compensation Table. For Messrs. Crawford and Wagner, the amounts shown in this column includes amounts reflected in the 2011 amount in the “Salary” column of the Summary Compensation Table above.

(2)

The above-market portion of the DCP and 162M earnings shown in this column is included in the 2011 amount in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table above.

(3)	In addition to the amounts described in footnotes (1) and (2) above, includes the following amounts reported as compensation for fiscal years 2009 and 2010 in the Summary Compensation Table above:

Name	2009 Salary ($)	2009 Non-Equity Incentive Plan Compensation ($)	2009 Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	2010 Salary ($)	2010 Bonus ($)	2010 Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	2010 All Other Compensation ($)
Gregory D. Wasson	—	800,000	12,357	203,941	—	14,235	—
Wade D. Miquelon	—	—	15,526	—	—	17,156	—
Kermit R. Crawford	—	—	—	—	—	—	—
Mark A. Wagner	—	25,327	4,118	—	—	4,612	—
Timothy J. Theriault	—	—	—	—	50,000	1,987	—

Potential Payments Upon Termination or Change in Control

The information and tables below describe and illustrate compensation and benefits payable to each of the named executive officers of the Company in the event of termination of employment. The tables show the amount of compensation payable to each executive upon termination following a change of control, and other termination events.

Payments/Benefits Upon Any Termination of Employment. Upon termination of employment, the executive will be entitled to receive amounts earned during his or her term of employment. These amounts include:

•	any earned awards that are not yet paid, including unpaid awards under the Management Incentive Plan for the completed fiscal year;

•	vested stock options;

•	account balances under the Profit Sharing Retirement Plan, the Executive Deferred Profit Sharing Plan and the Profit Sharing Restoration Plan;

•	Deferred Compensation/Capital Accumulation Plan benefits and Section 162(m) Deferred Compensation Plan benefits, to the extent the executive has participated; and

•	earned but unused vacation pay.

Additional Payments/Benefits Upon Retirement. Additional benefits apply if the executive retires after reaching applicable retirement age and service thresholds as follows:

•	Age 55 and 10 years of service:

•	a pro-rated award under the Management Incentive Plan for the final partial year of participation;

•

outstanding stock options continue to vest and remain exercisable until the earlier of five years from the executive’s retirement date and the expiration of the 10-year term of the stock option (shorter exercise periods apply to any stock options granted prior to the individual’s promotion to the executive level);

•	full vesting of all unvested stock and cash under the former Restricted Performance Share Program, subject to Compensation Committee approval of retirement status;

•	pro-rated vesting of all unvested RSUs based on the portion of the vesting period completed through the retirement date;

•

a pro-rated portion of performance shares earned at the end of the performance period, based on the portion of the performance period completed through the retirement date and actual performance results for such performance period;

•

special retirement benefits applicable to Senior Vice Presidents and above, which consist of a continuation of Company-paid annual physical examinations and United Airlines preferred flight executive premier status to age 70; and

•	eligibility for retirement payments under the Deferred Compensation/Capital Accumulation Plans, to the extent the executive has participated.

•	Age 55 and 25 years of service:

•	eligibility for retirement benefits described above (55 and 10); and

•	eligibility for retiree medical and prescription drug coverage, if hired prior to 2002.

Alternatively, senior executives hired prior to 2002 who are not eligible for regular retiree medical/prescription drug coverage because they do not meet the age or service threshold, are eligible for the Select Senior Executive Retiree Medical Expense Plan if they have combined age and service of at least 72 years at retirement. This Plan reimburses up to $4,350 per year in medical expenses up to age 65 and up to $2,200 in medical expenses after age 65 for each of the retiree and his or her spouse.

Payments/Benefits Upon Death or Disability. In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments/Benefits Upon Any Termination of Employment,” the following payments/benefits apply:

•

except to the extent disability or death benefits, as applicable, are more favorable, as listed below, the retirement benefits listed above shall apply to the extent the executive had reached the requisite retirement age and service thresholds;

•

a pro-rated award under the Management Incentive Plan for the final partial year of participation based on the executive’s paid-through date for disability and unpaid, accrued vacation days at death or the executive’s paid-through date;

•

outstanding stock options continue to vest and remain exercisable until the earlier of five years from the executive’s termination due to death or disability and the expiration of the 10-year term of the stock option (shorter exercise periods apply to any stock options granted prior to the individual’s promotion to the executive level);

•	full vesting of all unvested stock and cash under the former Restricted Performance Share Program;

•	full vesting of all unvested RSUs;

•

a pro-rated portion of performance shares earned at the end of the performance period, based on the portion of the performance period completed through the date of death or disability and actual performance results for such performance period;

•	in the case of disability, eligibility for retirement payments under the Deferred Compensation/Capital Accumulation Plans, to the extent the executive has participated; and

•	benefits under the Company’s executive disability plan or the Company’s executive life insurance plan, as applicable.

Payments/Benefits Upon a Change in Control. The Company has employment agreements with each of the named executive officers and with certain other executives of the Company that become effective only upon a change of control of the Company. Under these agreements, change in control is defined to include (1) an acquisition (other than from the Company) of at least 20% of the ownership or voting power of the Company, (2) a change in a majority of Board members, or (3) a merger, reorganization or similar type of transaction after which there is a greater than 50% change in beneficial ownership of the Company. Each agreement becomes operative for a three-year “Employment Period” following a change in control. In the event that the executive is dismissed without cause or resigns for good reason during the Employment Period, he or she will be entitled to the following compensation and benefits:

•	base salary through the date of termination;

•	a proportionate annual bonus for the then-current fiscal year based upon the executive’s average annual bonus for the last three fiscal years;

•	a lump-sum payment equal to the base salary plus the annual bonus (at target) to which the executive would have been entitled for the remainder of the Employment Period;

•	unpaid deferred compensation and vacation pay;

•

a lump-sum payment equal to the actuarial equivalent value of the Company contributions that the executive would have received under the Profit Sharing Retirement Plan and Profit Sharing Restoration Plan for the remainder of the Employment Period; and

•	continuation of health and welfare benefits for the remainder of the Employment Period.

The above payments and benefits would be reduced to the extent necessary to avoid the application of any “golden parachute” pursuant to Section 280G of the Internal Revenue Code.

Under these employment agreements, termination for cause means termination of the executive’s employment due to (1) dishonest acts intended to benefit the executive personally, (2) repeated failure to perform the executive’s duties and responsibilities, or (3) conviction of a felony. Good reason is defined to include (1) assignment of duties that result in diminished position, authority, duties or responsibilities, (2) the Company’s failure to meet its obligations to the executive under the employment agreement, (3) a material change in work location, (4) the failure of the Company’s obligations under the employment agreement to be properly assumed by the new owner following a change in control, or (5) the executive’s voluntary termination for any reason during the 30-day period immediately following the first anniversary of a change in control, as explained above under “Compensation Discussion and Analysis.”

Under certain Company benefit plans, the following applies upon a change in control of the Company:

•	full vesting of all unvested RSUs and all unvested stock and cash under the former Restricted Performance Share Program;

•	full payment of the target level of performance shares for each incomplete performance period under the Performance Share Program; and

•

to the extent the executive has participated, qualifying retirement benefits under the Company’s Deferred Compensation/Capital Accumulation Plans upon involuntary termination of employment without cause or resignation for good reason within five years of a change in control.

Tables – Named Executive Officers. The tables below show the potential payments upon each type of termination of employment event for each of the named executive officers currently employed by the Company.

For each of the named executive officers, the amounts shown in the tables below assume that the executive’s last day worked was August 31, 2011, and thus the amounts shown include amounts earned through that date along with estimates of the amounts that would be paid to the executives after their termination. In all cases, earned but unused vacation is included. This means that the executive would have worked through August 31, 2011, but his or her official termination date for purposes of pay and most benefits would include all vacation days due. This official termination date is referred to as the executive’s “paid-through date.” Where applicable, the other rows in the tables include any bonus, performance plan awards, 401(k) matching contributions and perquisites applied to such vacation days. Other employee benefits that apply during the vacation payout period — such as medical coverage — are not included in the tables, because those benefits are applicable on the same terms to all employees during their vacation payout periods. Similarly, these tables do not include Profit Sharing Retirement Plan, Profit Sharing Restoration Trust or Section 162(m) Deferred Compensation Plan account balances, as these account balances are earned and payable, and the payment amounts will not vary based on the reason for termination of employment. The account balances as of fiscal year end under the Section 162(m) Deferred Compensation Plan are included in the Nonqualified Deferred Compensation table above. The tables below also do not include amounts earned for fiscal year 2011 that are shown in the Summary Compensation Table above.

For termination following a change in control, it is assumed that the change in control and termination of employment occur simultaneously as of the end of the 2011 fiscal year (as described in the preceding paragraph). For executives who continue working for at least some period of time following the change in control date, the amount of change in control termination benefits would be reduced to the amount corresponding to the period from termination of employment through the end of the three-year Employment Period described above under “Payments/ Benefits Upon a Change in Control.” The actual amounts to be paid under any of the scenarios can only be determined at the time of the executive’s actual separation from the Company. Further, the Compensation Committee retains discretion to provide additional benefits to senior executives upon termination or resignation if it determines the circumstances so warrant.

For each named executive officer, only the potentially relevant scenarios are included. For example, since none of the named executive officers has reached the age and service threshold to qualify for retirement status, the retirement scenario is not shown.

Voluntary Termination at 2011 Fiscal Year-End

Payments and Benefits Upon Separation	Mr. Wasson	Mr. Miquelon	Mr. Crawford	Mr. Wagner	Mr. Theriault
Cash Compensation:
Accrued Vacation Pay	$360,577	$33,315	$212,019	$248,558	$21,913
Retirement/Deferred Compensation:
Company Contributions	21,635	1,599	12,721	14,913	877
Deferred Compensation/Capital
Accumulation Plans	202,660	189,867	76,999	74,214	57,593
Health and Welfare Benefits:
Medical/Prescription Drug/Dental(1)	187,563	—	200,003	220,738	—

Totals	$772,435	$224,781	$501,742	$558,423	$80,383

(1)

Where applicable, amount shown is present value of estimated benefits under the Select Senior Executive Retiree Medical Expense Plan, which is described above under “Additional Payments/Benefits Upon Retirement.”

Involuntary Termination Not for Cause at 2011 Fiscal Year-End

Payments and Benefits Upon Separation	Mr. Wasson	Mr. Miquelon	Mr. Crawford	Mr. Wagner	Mr. Theriault
Cash Compensation:
Severance Pay	$769,231	$89,154	$415,385	$433,846	$49,615
Accrued Vacation Pay	360,577	33,315	212,019	248,558	21,913
Retirement/Deferred Compensation:
Company Contributions	21,635	1,599	12,721	14,913	877
Deferred Compensation/Capital
Accumulation Plans	727,344	189,867	141,240	104,388	57,593
Health and Welfare Benefits:
Medical/Prescription Drug/Dental	188,465	—	200,177	219,624	—

Totals	$2,067,252	$313,935	$981,542	$1,021,329	$129,998

Involuntary Termination for Cause at 2011 Fiscal Year-End

Payments and Benefits Upon Separation	Mr. Wasson	Mr. Miquelon	Mr. Crawford	Mr. Wagner	Mr. Theriault
Cash Compensation:
Accrued Vacation Pay	$360,577	$33,315	$212,019	$248,558	$21,913
Retirement/Deferred Compensation:
Company Contributions	21,635	1,599	12,721	14,913	877
Deferred Compensation/Capital Accumulation Plans	88,000	150,000	46,500	36,063	50,000

Totals	$470,212	$184,914	$271,240	$299,534	$72,790

Death at 2011 Fiscal Year-End

Payments and Benefits Upon Separation	Mr. Wasson	Mr. Miquelon	Mr. Crawford	Mr. Wagner	Mr. Theriault
Cash Compensation:
Accrued Vacation Pay	$384,616	$52,085	$233,654	$271,154	$38,452
Management Incentive Plan	480,769	39,063	175,240	203,365	23,071
Restricted Performance Share Plan Cash	71,212	8,917	23,064	46,628	—
Long-Term Incentives:(1)
Stock Options — Extended Vesting/ Exercisability(2)	2,881,252	631,872	497,874	573,862	364,983
Restricted Stock and RSUs – Accelerated Vesting	6,505,259	2,668,217	1,543,135	2,012,073	1,850,450
Performance Share Program(3)	3,566,331	1,146,258	695,870	1,174,756	517,144
Retirement/Deferred Compensation:
Company Contributions	56,196	4,803	25,917	31,269	2,461
Deferred Compensation/Capital
Accumulation Plans (present value)	802,770	207,741	155,691	116,725	60,781
Health and Welfare Benefits:
Medical/Prescription Drug/Dental(4)	91,708	—	100,002	112,442	—
Life Insurance(5)	—	—	—	—	—

Totals	$14,840,113	$4,758,956	$3,450,447	$4,542,274	$2,857,342

(1)	Based on the closing price of Company common stock on August 31, 2011, which was $35.21 per share.

(2)

Unvested stock options are listed in the Outstanding Equity Awards in the 2011 Fiscal Year-End table above and will be exercisable from the vesting date through the earlier of August 31, 2016 (five years from the executive’s assumed termination due to death) and the expiration of the 10-year term of the stock option (shorter exercise periods apply to any stock options granted prior to the individual’s promotion to the executive level).

(3)

Upon death, a pro-rated portion of outstanding performance shares is paid at the end of the performance period based on actual Company performance. Amounts shown above represent the value of performance shares at actual performance for the 2009 PSP grant and at target for the 2010 and 2011 grants, pro-rated for the portion of the performance period completed through August 31, 2011.

(4)

Where applicable, amount shown is present value of estimated benefits to the surviving spouse under the Select Senior Executive Retiree Medical Expense Plan, which is described above under “Additional Payments/Benefits Upon Retirement.”

(5)

The estimated death benefit payable to the executive’s beneficiaries upon death is not included because the Company’s cost of providing this coverage is included in the Summary Compensation Table above.

Permanent Disability at 2011 Fiscal Year-End

Payments and Benefits Upon Separation	Mr. Wasson	Mr. Miquelon	Mr. Crawford	Mr. Wagner	Mr. Theriault
Cash Compensation:
Accrued Vacation Pay	$384,616	$52,085	$233,654	$271,154	$38,452
Management Incentive Plan	781,250	274,500	253,125	264,375	193,500
Restricted Performance Share Plan Cash	71,212	8,917	23,064	46,628	—
Long-Term Incentives:(1)
Stock Option Grants	(2)	(2)	(2)	(2)	(2)
Stock Options — Extended Vesting/ Exercisability(3)	2,881,252	631,872	497,874	573,862	364,983
Restricted Stock and RSUs – Accelerated Vesting(4)	9,085,025	3,160,066	1,996,675	2,485,789	1,850,450
Performance Share Program(5)	6,986,433	2,069,391	1,365,547	2,081,087	1,028,479
Retirement/Deferred Compensation:
Company Contributions	163,985	58,188	71,713	80,197	38,536
Deferred Compensation/Capital Accumulation Plans (present value)	3,021,825	978,658	638,740	726,399	318,739
Health and Welfare Benefits:
Medical/Prescription Drug/Dental(6)	187,563	—	200,003	220,738	—
Disability/Personal Accident Insurance(7)	1,496,000	783,504	685,373	754,466	643,875

Totals	$25,059,161	$8,017,181	$5,965,768	$7,504,695	$4,477,014

(1)	Based on the closing price of Company common stock on August 31, 2011, which was $35.21 per share.

(2)

On September 1, 2011, each of these named executive officers received a stock option grant for the following number of shares: Mr. Wasson – 306,706; Mr. Miquelon – 57,873; Mr. Crawford – 53,366; Mr. Wagner – 55,738; and Mr. Theriault – 38,685. The grants were part of the stock options granted to all eligible employees as of the first day of the 2012 fiscal year. In the case of disability as of August 31, 2011, each of these stock options would have been granted and would vest in three years and be exercisable until August 31, 2016, the date five years from the executive’s assumed termination due to disability (shorter exercise periods apply to any stock options granted prior to the individual’s promotion to the executive level).

(3)

These unvested stock options are listed in the Outstanding Equity Awards in the 2011 Fiscal Year-End table above and will be exercisable from the vesting date through the earlier of August 31, 2016 (five years from the executive’s assumed termination due to disability) and the expiration of the 10-year term of the stock option (shorter exercise periods apply to any stock options granted prior to the individual’s promotion to the executive level).

(4)	Includes restricted stock units granted for fiscal year 2012 on September 1, 2011.

(5)

Upon disability, a pro-rated portion of outstanding performance shares is paid at the end of the performance period based on actual Company performance. Amounts shown above represent the value of performance shares at target, pro-rated for the portion of the performance period completed through the estimated paid-though date of August 31, 2011. This includes performance shares granted in fiscal year 2011.

(6)

Where applicable, amount shown is present value of estimated benefits under the Select Senior Executive Retiree Medical Expense Plan, which is described above under “Additional Payments/Benefits Upon Retirement.”

(7)

Amount shown is the first 12 months of disability pay. No amount is included for the remaining period of disability coverage, because the Company’s estimated cost of providing that coverage is included in the Summary Compensation Table above.

Involuntary or Good Reason Termination Following a Change in Control at 2011 Fiscal Year-End

Payments and Benefits Upon Separation(1)	Mr. Wasson	Mr. Miquelon	Mr. Crawford	Mr. Wagner	Mr. Theriault
Cash Compensation:
Base Salary	$3,750,000	$2,196,000	$2,025,000	$2,115,000	$1,935,000
Accrued Vacation Pay	360,577	33,315	212,019	248,558	21,913
Management Incentive Plan	5,128,334	1,902,359	1,494,485	1,852,649	1,585,504
Restricted Performance Share Plan Cash	71,212	8,917	23,064	46,628	—
Long-Term Incentives:(2)
Restricted Stock and RSUs – Accelerated Vesting	6,505,259	2,668,217	1,543,135	2,012,073	1,850,450
Performance Share Program(3)	6,881,302	2,130,346	1,397,802	2,126,402	1,067,497
Retirement/Deferred Compensation:
Company Contributions	558,607	248,435	225,274	255,770	184,206
Deferred Compensation/Capital Accumulation Plans (present value)	3,021,825	978,658	638,740	726,399	318,739
Health and Welfare Benefits:
Medical/Prescription Drug/Dental(4)	192,977	29,261	201,043	214,052	29,261
Life Insurance(5)	59,685	18,518	23,589	27,322	21,761
Disability/Personal Accident Insurance(6)	48,768	23,463	19,578	22,596	18,099

Totals	$26,578,546	$10,237,489	$7,803,729	$9,647,449	$7,032,430

(1)

Includes pay and benefits provided under the Change in Control Employment Agreement. Under the terms of that Agreement, the actual payments would be reduced to the extent necessary to avoid any “golden parachute” excise tax under Section 280G of the Internal Revenue Code.

(2)	Based on the closing price of Company common stock on August 31, 2011, which was $35.21 per share.

(3)	Upon a change in control, outstanding performance shares are paid at the target performance level.

(4)

The amount shown is three years of continued coverage under the Change in Control Employment Agreement. Where applicable, the amount also includes the present value of estimated benefits under the Select Senior Executive Retiree Medical Expense Plan, which is described above under “Additional Payments/Benefits Upon Retirement.”

(5)	Amounts represent the cost of continuing life insurance coverage.

(6)	Amounts represent the cost of continuing disability and personal accident insurance coverage.

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of November 14, 2011, concerning the ownership of common stock by each person who is known by the Company to beneficially own more than 5% of the Company’s common stock, by each director and director nominee, by each executive officer named in the Summary Compensation Table above, and by all current directors and executive officers as a group. Beneficial ownership is determined according to the rules of the Securities and Exchange Commission and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of, as well as any shares that such person has the right to acquire within 60 days, including through the exercise of options or other rights. Except as otherwise noted, to the Company’s knowledge, the persons named possessed sole voting and investment power over such shares, and such shares are not subject to any pledge.

Name	Shares of Common Stock Owned(1)	Options Currently Exercisable or Exercisable within 60 Days	Total Shares of Common Stock Beneficially Owned(1)	Percent of Class
David J. Brailer	5,167	—	5,167	*
Kermit R. Crawford(1)	21,130	80,161	101,291	*
Steven A. Davis(2)	—	—	—	—
William C. Foote(2)	45,323	—	45,323	*
Mark P. Frissora	13,265	—	13,265	*
Ginger L. Graham(2)	—	—	—	—
Alan G. McNally(2)	52,744	60,000	112,744	*
Wade D. Miquelon(1)	40,187	60,508	100,695	*
Nancy M. Schlichting(2)	—	—	—	—
David Y. Schwartz(2)(3)	14,342	—	14,342	*
Alejandro Silva(2)	400	—	400	*
James A. Skinner(2)	590	—	590	*
Timothy J. Theriault(1)	14,905	—	14,905	*
Mark A. Wagner(1)(4)	73,428	227,814	301,242	*
Gregory D. Wasson(1)(5)	61,956	272,586	334,542	*
All current directors and executive officers as a group (23 individuals)(1)(2)(6)	402,596	908,766	1,311,362	*

*	Less than 1% of the Company’s outstanding common stock.

(1)

Includes restricted share awards with voting rights issued under the company’s long-term incentive programs in the following amounts: Mr. Crawford, 512 shares; Mr. Miquelon, 20,198 shares; Mr. Wagner, 1,035 shares; Mr. Wasson, 1,580 shares; and all current directors and executive officers as a group, 27,963 shares, and shares underlying vested restricted stock units subject to deferral under the Section 162(m) Deferred Compensation Plan in the following amounts: Mr. Theriault, 1,904 shares; Mr. Wagner, 11,029 shares; Mr. Wasson, 20,366 shares; and all current directors and executive officers as a group, 33,299 shares. Does not include shares underlying restricted stock units and restricted stock units credited as dividends on restricted stock units issued under the Walgreen Co. Long-Term Performance Incentive Plan which do not vest within 60 days of November 14, 2011. The table below presents such unvested restricted stock units separately, and in total with beneficially owned stock, as of November 14, 2011 for each named executive officer of the Company and all current directors and executive officers as a group.

Name	Restricted Stock Units	Shares of Common Stock Beneficially Owned	Total
Kermit R. Crawford	50,322	101,291	151,613
Wade D. Miquelon	59,997	100,695	160,692
Timothy J. Theriault	52,204	14,905	67,109
Mark A. Wagner	57,579	301,242	358,821
Gregory D. Wasson	237,837	334,542	572,399
All current directors and executive officers as a group	685,675	1,311,362	1,997,037

(2)

Does not include deferred stock units issued under the Walgreen Co. Nonemployee Director Stock Plan. The table below shows units held separately, and in total with beneficially owned stock, by each non-employee director of the Company who holds deferred stock units as of November 14, 2011.

Name	Deferred Stock Units	Shares of Common Stock Beneficially Owned	Total
Steven A. Davis	17,518	—	17,518
William C. Foote	28,194	45,323	73,517
Ginger L. Graham	7,109	—	7,109
Alan G. McNally	21,573	112,744	134,317
Nancy M. Schlichting	32,896	—	32,896
David Y. Schwartz	33,821	14,342	48,163
Alejandro Silva	25,929	400	26,329
James A. Skinner	38,509	590	39,099

(3)

Held in grantor retained annuity trust of which Mr. Schwartz is the sole trustee. Does not include 4,917 shares owned by Mr. Schwartz’s wife with respect to which Mr. Schwartz disclaims any beneficial interest.

(4)	Does not include 587 shares owned by Mr. Wagner’s wife. Mr. Wagner disclaims any beneficial interest in these shares.

(5)	Does not include 491 shares owned by Mr. Wasson’s wife. Mr. Wasson disclaims any beneficial interest in these shares.

(6)	Does not include an aggregate of 6,395 shares held by family members of executive officers or directors, the beneficial ownership of which has been disclaimed by such executive officers or directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s common stock, to file initial reports of ownership and changes in ownership with the SEC. The SEC has established specific due dates for these reports, and the Company is required to disclose in this proxy statement any known late filings or failures to file. Based on a review of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during fiscal year 2011 all required reports were filed in a timely manner.

Equity Compensation Plans

The following table summarizes information about Walgreen Co. common stock that may be issued upon the exercise of options, warrants and rights under all of the Walgreen Co. equity compensation plans as of August 31, 2011. The following equity compensation plans were approved by shareholders: the Executive Stock Option Plan, the 1982 Employees Stock Purchase Plan, the Long-Term Performance Incentive Plan (formerly, the Restricted Performance Share Plan) and the Nonemployee Director Stock Plan. The following equity compensation plans were not approved by shareholders: the Walgreen Co. Stock Purchase/Option Plan (Share Walgreens), the plan pursuant to which a grant was made to all non-executive employees in connection with the opening of the Company’s 4,000th store in 2003 (Walgreen Co. Broad Based Employee Stock Option Plan), and certain equity compensation plans and awards assumed by us (and which were not subsequently voted on by our shareholders) in connection with our acquisition of drugstore.com, inc. in June 2011.

Plan category	A. Number of securities to be issued upon exercise of outstanding options, warrants and rights	B. Weighted-average exercise price of outstanding options, warrants and rights	C. Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)	30,322,696	$36.41	44,846,244
Equity compensation plans not approved by security holders(2)	18,694,794	$29.30	21,000,309
Total	49,017,490	$33.70	65,846,553

(1)

The Walgreen Co. Executive Stock Option Plan is an incentive compensation plan that permits the grant of incentive stock options and nonqualified stock options to eligible employees. This Plan is described in the “Compensation Discussion and Analysis” above. As of August 31, 2011, options to acquire 30,322,696 shares were outstanding, and 20,663,973 shares remained available for issuance under this Plan.

The Walgreen Co. 1982 Employees Stock Purchase Plan is tax-qualified Internal Revenue Code Section 423 stock purchase plan under which eligible employees are permitted to purchase shares of Walgreen Co. common stock at a 10% discount. As of August 31, 2011, 18,500,086 shares remained available for issuance under this Plan.

The Walgreen Co. Long-Term Performance Incentive Plan is an incentive compensation plan that permits the grant of restricted stock, restricted stock units, performance units and performance shares. The restricted stock unit and performance share programs that are currently in place under this Plan are described in the “Compensation Discussion and Analysis” above. As of August 31, 2011, 5,682,185 shares remained available for issuance under this Plan.

The Walgreen Co. Nonemployee Director Stock Plan does not have a specific number of shares reserved for issuance, and therefore, shares remaining available for grant pursuant to the plan are not included in the table. Under the Plan, in fiscal year 2011 directors received an annual share grant equal to $155,000 divided by the price of a share of common stock on the November 1, 2010 grant date. Each non-employee director may elect to receive this annual share grant in the form of shares or deferred stock units. Furthermore, through fiscal year 2009, each non-employee director received one-half of his or her quarterly Board retainer in shares or deferred stock units. The number of shares is determined by dividing the dollar value of the quarterly retainer by the fair market value of a share on the first trading day of each fiscal quarter. However, if the director elects deferred stock units, then the number of shares is determined by dividing the dollar value of the quarterly retainer by the fair market value of a share on the day of each quarterly Board meeting.

(2)

Share Walgreens is a stock purchase and stock option incentive compensation plan that allows eligible non-executive employees to buy stock (up to a limited percentage of base annual salary) during specific periods. For each share of common stock an employee purchases through the plan, the employee will receive from one to three options to purchase additional shares at a fixed price. The determination of the number of options is a function of the degree to which the Company attains pre-established performance goals. For options granted prior to October 1, 2005, the option price equaled the lesser of: (a) the average of the fair market value of a share of common stock on each of the first five trading days during the applicable period, or (b) the average of the fair market value of a share of common stock on each of the last five trading days during such period, with a floor price of not less than 15% of the fair market value of the stock on the last trading day of the applicable period. For options granted on or after October 1, 2005, the option price is the closing price of a share of common stock on the grant date. There is a two-year holding period on purchased shares, and in most cases, options may be exercised after this two-year period, or three-year period for grants made on or after October 31, 2008. Unexercised options expire 10 years after the date of the grant, subject to earlier termination if the optionee’s employment ends. Options may be granted until September 30, 2012, for an aggregate of 42 million shares of common stock. As of August 31, 2011, options to acquire 15,976,965 shares were outstanding.

The Walgreen Co. Broad Based Employee Stock Option Plan is an incentive compensation plan that permits the grant of nonqualified stock options to eligible non-executive employees to celebrate the achievement of store opening milestones (such as the opening of the Company’s 4,000th store), employees’ contributions to such milestones, and to generally reward employees for devoting their continued best efforts to the business and affairs of the Company. For options granted to employees in connection with store opening milestones, the Compensation Committee determines the number of options to be granted, if any, and which non-executive employees who are employed as of the designated date will participate. Under the plan, the Compensation Committee may also grant options from time to time to individual non-executive employees. The option price for each grant equals the closing price of common stock on the designated grant date. Except as may be otherwise determined by the Compensation Committee, each option vests three years after the date of the grant, and unexercised options expire 10 years after the date of the grant, subject to earlier termination if the optionee’s employment ends. The plan covers 15 million shares of common stock. As of August 31, 2011, options to acquire 2,288,127 shares were outstanding.

In addition to Share Walgreens and the Walgreen Co. Broad Based Employee Stock Option Plan, which are included in the table above, on June 3, 2011, in connection with our acquisition of drugstore.com, inc., we assumed the outstanding unvested stock options issued under various equity incentive plans maintained by drugstore.com. As of August 31, 2011, options to acquire an aggregate of 232,301 shares with a weighted-average exercise price of $34.87 per share were outstanding under these plans.

Certain Relationships and Related Transactions

We engage in transactions, arrangements and relationships with many other entities, including vendors, healthcare industry participants, financial institutions and professional organizations, in the course of ordinary business activities. Some of our directors, executive officers and their respective immediate family members may be directors, officers, partners, employees or shareholders of these entities. It is the Company’s policy that the Nominating and Governance Committee review, approve or ratify any transaction in which Walgreens participates and in which any related person has a direct or indirect material interest if such transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Related person transactions reviewed by the Nominating and Governance Committee pursuant to this policy typically are identified in questionnaires annually distributed to the Company’s directors and officers, certifications submitted periodically by Walgreens officers related to their compliance with the Company’s Code of Business Conduct, or in communications made by the related person to the general counsel or other law department personnel. Transactions that are not required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K are generally not subject to review by the Committee because: the amount involved in the transaction is less than $120,000; the related person’s only relationship to the other party involved in the transaction is as a director; the related person’s interest arises solely from the ownership of our stock and all holders of our stock received the same benefit on a pro rata basis; the transaction involves rates or charges determined by competitive bids; or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority. In addition, compensation to our executive officers approved by our Compensation Committee and compensation to our directors disclosed in our proxy statement are not deemed to involve a related person transaction. This policy applies to transactions involving our directors and executive officers and their immediate family members required to be reported under Item 404(a) of Regulation S-K.

The Nominating and Governance Committee approves a related person transaction only if the Committee deems it to be in the best interests of the Company. No director may participate in the consideration of a related person transaction in which he or she or an immediate family member is involved. In making these determinations, the Committee will review and consider all relevant information available to it, including: the Company’s rationale for entering into a related person transaction and the potential benefits to the Company, the terms of the transaction, whether the transaction is in the ordinary course of the Company’s business, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case were the transaction entered into with a third party, the potential for an actual or apparent conflict of interest and any other information regarding the transaction or the related person that bear on the materiality of the related person transaction under applicable law and listing standards.

Stewart B. Wasson, Vice President, Health Systems Solutions Group of the Company, is the brother of Gregory D. Wasson, the President and Chief Executive Officer and a director of the Company. Stewart B. Wasson received fiscal year 2011 compensation of more than $120,000. His compensation was comparable to other Company employees at a similar level.

Hal Rosenbluth, who retired from service as our President, Health and Wellness on April 1, 2011, previously served as the Chairman of Take Care Health Systems, a company acquired by Walgreens in 2007. At the time of the acquisition of Take Care Health Systems in 2007, the retention of Mr. Rosenbluth and his continued efforts to grow that company and facilitate its integration was a critical consideration for Walgreens. Consistent with our discussions with him in connection with the acquisition, prior to his retirement Mr. Rosenbluth traveled extensively in connection with his duties, frequently on a private aircraft owned by him. During fiscal 2011, this aircraft was operated by a charter company, World Link Jet Charter. Neither the Company nor Mr. Rosenbluth has an ownership interest in World Link Jet Charter and the charter rate paid was a rate which the Company believes is at or below the market rate for similar aircraft. The Company paid World Link Jet Charter approximately $766,000 for the charter of Mr. Rosenbluth’s aircraft for his business travel during fiscal 2011, and an entity controlled by Mr. Rosenbluth, in turn, received approximately $626,000 from World Link Jet Charter. Under the terms of its agreement with World Link Jet Charter, the entity controlled by Mr. Rosenbluth bears certain of the operating costs, including fuel, relating to use of the aircraft. The Company’s policy is not to pay for any personal use of chartered aircrafts.

The following Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

Audit Committee Report

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed the audited financial statements with management;

•

Discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

Received the written disclosures and the letter from Deloitte & Touche LLP pursuant to applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Committee concerning independence, and discussed with Deloitte & Touche LLP its independence from the Company.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2011.

David Y. Schwartz, Chairman

David J. Brailer

Nancy M. Schlichting

Alejandro Silva

James A. Skinner

Independent Registered Public Accounting Firm Fees and Services

Fees Paid to the Independent Registered Public Accounting Firm

All fees billed by Deloitte & Touche LLP for services rendered during fiscal years 2011 and 2010 were as follows:

	Fiscal Year 2011	Fiscal Year 2010
Audit Fees(1)	$2,076,000	$2,103,000
Audit-Related Fees(2)	650,000	—
Tax Fees(3)	1,155,000	1,405,000
All Other Fees	—	—

Total Fees	$3,881,000	$3,508,000

(1)

Audit fees cover: professional services performed by Deloitte in the audit of the Company’s annual financial statements included in the annual report on Form 10-K; audit of the effectiveness of internal control over financial reporting; the review of financial statements included in the Company’s quarterly reports on Form 10-Q; and services normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees billed for services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services may also include audits of employee benefits plans and consultations with respect to financial reporting and accounting standards. In fiscal 2011, audit-related fees related primarily to audit-related services relating to the disposition of the Company’s Walgreens Health Initiatives pharmacy benefit management business. There were no audit-related fees approved during fiscal years 2011 or 2010 pursuant to the de minimis exception under Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

(3)

Tax fees consist of fees billed for professional services performed by Deloitte with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its subsidiaries, refund claims, tax appeals, and tax work stemming from “Audit-Related” items. There were no tax fees approved during fiscal years 2011 and 2010 pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Pre-Approval of Services Provided By the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Company’s independent registered public accounting firm and has established a policy concerning the preapproval of services performed by the Company’s independent registered public accounting firm. Each proposed engagement not specifically identified by the SEC as impairing independence is evaluated for independence implications prior to entering into a contract with the independent registered public accounting firm for such services. The Audit Committee has approved in advance certain permitted services whose scope is consistent with auditor independence. These services are (i) statutory audits of Company subsidiaries, (ii) services associated with SEC registration statements, other documents filed with the SEC or other documents issued in connection with securities offerings (for example, comfort letters or consents), (iii) consultations related to adoption of new accounting or auditing pronouncements, disclosure requirements or other accounting related regulations, (iv) audits of employee benefit plans, and (v) consultations related to executive compensation, international tax compliance, federal tax compliance, sales tax compliance or tax legislation not to exceed $10,000 in fees individually or $100,000 in fees in the aggregate annually. If the project is in a permitted category, it is considered pre-approved by the Audit Committee. All other services require specific pre-approval by the Audit Committee. Engagements with total fees less than $100,000 require the approval of one member of the Audit Committee. Engagements with total fees greater than $100,000 require the approval of the full Audit Committee. On a quarterly basis, the Audit Committee reviews a summary listing all service fees, along with a description of the nature of the engagement.

All audit, audit-related and tax services performed by Deloitte in fiscal year 2011 were pre-approved by the Audit Committee in accordance with the regulations of the SEC. The Audit Committee considered and determined that the provision of non-audit services by Deloitte during fiscal year 2011 was compatible with maintaining auditor independence.

PROPOSAL 2

Ratification of the Appointment of the Independent Registered Public Accounting Firm

In accordance with the Audit Committee’s charter, the Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2012. Deloitte has been the Company’s independent registered public accounting firm since May 2002, and is considered by management to be well-qualified.

Shareholder ratification of the Audit Committee’s selection of Deloitte as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise. The Board of Directors, however, is submitting the selection of Deloitte to the shareholders for ratification. In the event the shareholders do not ratify the appointment of Deloitte, the selection of an independent registered public accounting firm will be determined by the Audit Committee after careful consideration of any information submitted by the shareholders. In addition, even if the shareholders ratify the selection of Deloitte, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.

Representatives of Deloitte are expected to be present at the Annual Meeting to respond to shareholders’ questions and to have the opportunity to make any statements they consider appropriate.

The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote is required for the approval of this proposal.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm. Proxies solicited by the Board will be so voted unless shareholders specify a contrary choice in their voting instructions.

PROPOSAL 3

Approval of the Walgreen Co. 2011 Cash-Based Incentive Plan

The Board of Directors adopted the Walgreen Co. 2011 Cash-Based Incentive Plan on July 13, 2011 (the “Plan”), subject to the approval of our shareholders. The Plan is intended to optimize the tax deduction for performance-based cash incentive payments to executives. Specifically, under Internal Revenue Code rules, compensation payable to certain senior executives in excess of $1,000,000 is not deductible by Walgreens unless the compensation satisfies technical requirements set forth in IRS regulations. The Plan is intended to comply with those IRS requirements and allow performance-based cash incentive plan payments by Walgreens pursuant to the Plan to qualify for the exemption.

The Board of Directors recommends that you vote FOR approval of the Plan.

A full copy of the Plan is attached as Annex A hereto. The following is a summary of the material terms of the Plan. Since the terms of the Plan are more detailed than the more general information provided below, we urge you to read, and the summary below is qualified by reference to, the full text of the Plan.

Plan Overview

The objective of the Plan is to enhance the Company’s ability to attract, retain and motivate highly qualified employees and to promote the Company’s success. The Plan is intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. If the Plan is approved by shareholders, we expect that cash incentive payments made with respect to performance-based compensation awards under the Plan will be fully deductible for federal income tax purposes. Cash incentive awards under the Company’s Management Incentive Plan (MIP) to executives in prior years also were based on attainment of performance targets, but did not satisfy all of the technical requirements for deduction as performance-based compensation under Section 162(m).

If approved by shareholders at the Annual Meeting, the Plan will become effective for the 2012 fiscal year and will remain in effect until terminated, modified or amended by the Board or Compensation Committee in accordance with the terms of the Plan.

Plan Administration

The Plan will be administered by the Compensation Committee, or a subcommittee thereof or such other committee designated from time to time by the Board of Directors in accordance with the Plan (the “Committee”). The Committee has the authority to construe and interpret the Plan and to make the determinations necessary to administer it. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Eligibility

Persons eligible to participate in the Plan include persons who are, or will become, officers or key employees of the Company. The Committee will determine from time to time which of the persons eligible under the Plan shall be granted awards.

Performance Goals

For each performance-based compensation award granted under the Plan, the Committee will establish performance goals based on one or more of the following performance measures: net earnings, net income or consolidated net income (before or after taxes); earnings per share; net sales or revenue growth; achievement of balance sheet or income statement objectives; gross, pre-tax, post-tax or net operating profit; return measures (including return on assets, capital, invested capital, equity, sales or revenue); cash flow (including operating cash flow, discounted cash flow, cumulative cash flow, free cash flow, cash flow return on equity and cash flow return on investment); earnings (which may be based on different methods of accounting for inventories), before or after taxes, interest, depreciation and/or amortization; gross, net or operating margins; productivity ratios; share price (including growth measures and total shareholder return); expense targets; costs (including cost reduction or savings); performance against operating budget goals; operating profit or efficiency; unit sales volume; market or category share; customer satisfaction; working capital targets; improvements in financial ratings; regulatory compliance; extent to which strategic and/or business goals are met; total return to shareholders equity (including both the market value of the Company’s shares and dividends thereon); and economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Performance goals may relate to Walgreen Co., any subsidiary or affiliate, or to one or more of our business units or any combination thereof that the Committee deems appropriate and may be determined on an absolute basis or as compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate. The Committee also has the authority to provide for earlier payment of an award based on the achievement of performance goals, provided that any applicable restrictions under Section 409A of the Internal Revenue Code are observed.

The Committee may, subject to the terms and conditions of the Plan, adjust the performance goals and other terms and conditions of an award to prevent unintended diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan due to unusual or nonrecurring events (including, without limitation, the events described in the second paragraph under “Awards” below) affecting the Company or the financial statements of the Company or due to changes in applicable laws, regulations or accounting principles.

Awards

Within 90 days or less after the beginning of each fiscal year, the Committee will select the employees who shall be eligible for the Plan for that fiscal year. The Committee will also determine the performance goals to be attained for the fiscal year based on one or more performance measures and the payment schedule available to each participant based on the level of attainment of the performance goals. Following the end of the fiscal year, the Committee will determine whether and to what extent the performance goals were satisfied and the amount available for each participant based on the payment schedule for that participant.

The Committee may provide in any award under the Plan that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; reorganization and restructuring programs; extraordinary items identified in the audited financial statements, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report, such as extraordinary, unusual and/or nonrecurring items of gain or loss; acquisitions or divestitures, and foreign exchange gains and losses. To the extent such inclusions or exclusions affect performance-based compensation awards under the Plan, they must be prescribed in a form that meets the requirements of Section 162(m) of the Internal Revenue Code for tax deductibility.

The Committee may reduce, but not increase, an award to any participant under the Plan, including a reduction to zero, based on any factors it determines to be appropriate in its discretion. The maximum incentive award payable under the Plan to any participant for any fiscal year is $10 million. Incentive bonuses generally are payable in cash in October of the year following the end of the performance period.

Forfeiture Events

The Committee may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions. Such events may include termination of employment for cause (as defined in the Plan), termination of the participant’s provision of services to the Company, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company.

If any of the Company’s financial statements are required to be restated resulting from errors, omissions or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any award granted or paid to a participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the participant shall be the amount by which the award exceeded the amount that would have been payable to the participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Committee shall determine.

Tax Consequences

A participant will generally include the value of a Plan award in his or her taxable income when it is received by the participant. We have adopted the Plan to enable us to receive a full tax deduction at the time the participant recognizes taxable income. We have the right to withhold from any payment under the Plan the amount necessary to satisfy any applicable withholding required under the tax laws. We expect that cash incentive payments made with respect to performance-based compensation awards under the Plan following shareholder approval will be fully deductible for federal income tax purposes.

New Plan Benefits

Because amounts payable under the Plan are based on performance goals that are determined in the discretion of the Committee, and because the Committee has discretionary authority to reduce the amount of any incentive otherwise payable under the Plan, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person under the Plan. For fiscal 2012, the maximum amount of any award under the Plan, prior to any discretionary reduction by the Committee, shall be limited by the annual Plan limit described above in the case of the Chief Executive Officer and by one-half of that amount in the case of other Plan participants.

Amendment and Termination

The Board of Directors has the right to terminate the Plan and the Committee has the right to amend the Plan at any time. However, if a proposed action will adversely affect in any material way any award previously granted under the Plan, then subject to certain exceptions, the affected participant must consent to the action. In addition, any amendment that requires the approval of the Company’s shareholders under applicable law or stock exchange regulations must be so approved.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the 2011 Cash-Based Incentive Plan. Proxies solicited by the Board will be so voted unless shareholders specify a contrary choice in their voting instructions.

PROPOSAL 4

Say-on-Pay – An Advisory Vote on the Compensation of our Named Executive Officers

Shareholders are being asked to approve, on an advisory basis, the compensation of our named executive officers, as disclosed under Securities and Exchange Commission rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to express your views on our named executive officers’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers described in this proxy statement.

As described in more detail under “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate talented executives, reward Company and individual performance; and link the interest of the Company’s senior executives to the interests of the Company’s shareholders. The Compensation Committee oversees our executive compensation program, including the compensation of our named executive officers. All members of our Compensation Committee are independent directors, within the meaning of applicable stock exchange listing standards, and the Compensation Committee engages and receives advice from an independent compensation consultant.

Our executive compensation program incorporates policies and practices that are designed to ensure that our compensation program is strongly aligned with our goals and strategies and promotes responsible pay and governance practices. These policies and practices are discussed in detail under “Compensation Discussion and Analysis” and include:

•	Paying for Performance: most executive compensation is variable and dependent on achievement of business results and/or subject to market fluctuation, and there are no guaranteed bonuses;

•

Aligning Executive and Shareholder Interests:    most of our incentive compensation is equity-based, and we have substantial share ownership guidelines and stock holding requirements for executives that promote alignment of their interests with shareholders’ interests;

•

Encouraging Long-Term Decision-Making:    our long-term incentive program is 100% stock-based; stock options vest after three years and typically may be exercised over ten years, restricted stock units vest after three years, and the value of performance shares, if any, is determined based on the Company’s performance over a three-year period;

•

Rewarding Achievement of the Company’s Business Goals:    amounts available for annual incentive awards are based on Company performance compared to pre-set targets established by the Compensation Committee; individual awards take account of business unit and individual executive performance relative to their goals; and

•

Avoiding Incentives to Take Excessive Risk:    we review annually the risk profile of our compensation programs and have tools in place to mitigate risks to the Company, such as limits on incentive awards, use of multiple performance measures in our incentive plans, substantial share ownership guidelines and an executive incentive compensation recoupment (“clawback”) policy.

At the same time, the Company’s executive compensation program excludes practices that would be contrary to the Company’s compensation philosophy and contrary to shareholders’ interests. For example, the Company’s current executive compensation program: does not allow executives to engage in short sales, hedging or trading in put and call options with respect to the Company’s securities; does not provide excessive perquisites; and does not provide for tax gross-up for any perquisites or benefits. Our executive officers are employed “at will” without individual employment contracts other than those that become effective upon a change of control of the Company, and those agreements do not provide for any excise tax payment or tax gross-up for any change-in-control related payments.

Please read “Compensation Discussion and Analysis” beginning on page 20 and the executive compensation tables and accompanying disclosure beginning on page 41 for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.

We are asking our shareholders to support our named executive officer compensation as described in this proxy statement. Our Compensation Committee and our Board believe our overall process effectively implements our compensation philosophy and achieves our goals. Accordingly, we ask you to vote FOR the following resolution at our Annual Meeting:

“RESOLVED, that Walgreen Co.’s shareholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the executive compensation tables and related narrative discussion.”

This vote on the named executive officer compensation is advisory, and therefore will not be binding on the Company and will not affect, limit or augment any existing compensation or awards. However, we value our shareholders’ opinions and the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of this proposal. Proxies solicited by the Board will be so voted unless shareholders specify a contrary choice in their voting instructions.

PROPOSAL 5

Say-When-on-Pay – An Advisory Vote on the Frequency of Shareholder Say-on-Pay Votes

In addition to the “Say-on-Pay” proposal above, shareholders are being asked to vote, on an advisory basis, on how frequently Walgreens should present shareholders with a Say-on-Pay vote on the compensation of our named executive officers. You may vote to have a Say-on-Pay vote held annually, every two years or every three years, or you may abstain. As required under SEC rules, this non-binding “frequency” vote will be presented to shareholders at least once every six years beginning with this Annual Meeting.

After careful consideration of this proposal, our Board of Directors determined that an annual advisory vote on named executive officer compensation is the most appropriate alternative for Walgreens at this time and recommends that you vote for a one-year interval for the advisory shareholder vote on named executive officer compensation. An annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging with, our shareholders on corporate governance matters and our executive compensation program.

This vote on the frequency of shareholder Say-on-Pay votes is advisory, and therefore will not be binding on the Company. However, we value our shareholders’ opinions and the Compensation Committee will take into account the outcome of the vote when recommending a Say-on-Pay voting frequency to the Board. In voting on this proposal, you should be aware that you are not voting “for” or “against” the Board’s recommendation on the frequency of holding advisory shareholder Say-on-Pay votes. Rather, you are voting on your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting on this proposal.

The Board of Directors unanimously recommends that shareholders vote for the annual (“1 YEAR”) option in the advisory vote on the frequency of shareholder Say-on-Pay votes on the compensation of our named executive officers. Proxies solicited by the Board will be so voted unless shareholders specify a contrary choice in their voting instructions.

PROPOSAL 6

Shareholder Proposal Regarding an Executive Equity Retention Policy

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of more than $2,000 of the Company’s common stock, has notified us that he intends to present a proposal at the Annual Meeting. The proposal is set forth below. Walgreens accepts no responsibility for the accuracy of the proposal or the proponent’s supporting statement. Your Board recommends that you vote AGAINST this proposal.

Shareholder Proposal:

6 – Executives To Retain Significant Stock

RESOLVED, Shareholders urge that our executive pay committee adopt a policy requiring that senior executives retain a significant percentage of stock acquired through equity pay programs until one-year following the termination of their employment and to report to shareholders regarding this policy before our 2013 annual meeting of shareholders.

As a minimum this proposal asks for a retention policy going forward, although the preference is for immediate implementation to the fullest extent possible.

Shareholders recommend that our executive pay committee adopt a percentage of 50% of net after-tax stock. The policy shall apply to future grants and awards of equity pay and should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to executives.

A 2009 report by the Conference Board Task Force on executive pay stated that at least hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans after employment termination would focus executives on our company’s long-term success.

The merit of this Executives To Retain Significant Stock proposal should also be considered in the context of the need for additional improvement in our company’s 2011 reported corporate governance status:

The Corporate Library http://www.thecorporatelibrary.com, an independent research firm, said there are ongoing issues related to executive pay. For example, annual cash bonus payments can be adjusted upward by 20% based on individual performance, which is frequently assessed subjectively. The determination of individual bonus amounts for our named executive officers is discretionary and not based on clearly defined performance-based metrics.

Discretionary elements such as this can undermine the credibility and effectiveness of an incentive plan according to The Corporate Library. In addition, long-term incentives (LTI) consisted of market-priced stock options, restricted stock units (RSU) and the performance share program. Both stock options and RSUs, which simply vest over time, represented 65% of the LTI award. To be effective, any equity awards granted for long-term incentives should include performance-vesting features. Moreover, market-priced stock options can give rewards due to a rising market alone, regardless of individual performance. Additionally, performance shares covered a three-year performance period, which is not sufficiently long-term.

William Foote was designated a “Flagged (Problem) Director” by The Corporate Library due to his affiliation with the bankrupt USG Corporation. This was compounded by Mr. Foote chairing our key Nomination Committee and serving on our Executive Pay Committee.

Three CEOs served on our board as outside directors including James Skinner who was also on our Executive Pay Committee. Mr. Skinner received our highest negative votes.

Please encourage our board to respond positively to this proposal to help turnaround the above type practices: Executives To Retain Significant Stock — Yes on 6.*

Board’s Statement in Opposition:

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

The Board recognizes the importance of aligning the interests of our senior executives with those of our shareholders. The Board believes that the Company’s existing compensation policies and practices, which include share ownership and retention requirements, a “clawback” policy designed to allow the Company to recoup incentive compensation if there is a financial statement restatement or misconduct including fraud, a prohibition on hedging, and long-term, equity-based incentive compensation with vesting periods over multiple years as a significant component of total compensation, strike the appropriate balance. These policies and practices have been carefully designed to align the interests of senior executives with those of shareholders and encourage a focus on the long-term performance of the Company, while enabling the Company to attract and retain talented executives. The Board believes that adoption of this proposal, which would apply to all future equity awards to all senior executives in a rigid “one-size-fits-all” approach, would upset this balance, and is inadvisable and not in the best interest of the Company and its shareholders.

As described under “Compensation Discussion and Analysis,” the Company adopted share ownership guidelines in 2008 that apply not only to all executive officers, but to all corporate officers who serve at a Vice President or more senior level. These guidelines require varying levels of ownership and retention of Company stock, depending on an executive’s position. For example, the Company’s Chief Executive Officer is required to own at least the lesser of a number of shares with a market value of at least five times his annual base salary and 230,000 shares, and each Executive Vice President is required to own at least the lesser of a number of shares with a market value of at least three times his or her annual base salary and 60,000 shares. Each officer is required to meet the applicable ownership threshold within five years of adoption of the policy or, if later, his or her election. The requisite ownership level must then be retained throughout the officer’s service to the Company. More details regarding the share ownership guidelines are set forth above under “Executive Compensation — Compensation Discussion and Analysis — Share Ownership Guidelines of Senior Executives”. These share ownership guidelines are periodically reviewed by the Compensation Committee. As of November 15, 2011, each of the Company’s named executive officers had met or exceeded his or her stock ownership requirements or, using reasonable assumptions, was on track to achieve their stock ownership objective within the prescribed time frame.

The Company’s “clawback” policy and its policy regarding hedging transactions complement the objectives of its share ownership guidelines. The Company maintains a “clawback” policy applicable to all officers that is designed to enable the Company to recoup incentive compensation paid if there is a restatement or misconduct, including fraud. In addition, officers are not permitted, as a matter of policy, to sell short, enter into derivative contracts on, or engage in hedging or monetization transactions that hedge the economic risk of their ownership of Walgreens shares.

As described in considerable detail in this proxy statement, our compensation practices encourage a focus on long-term performance. Long-term incentive awards include performance shares, fixed-price stock options and restricted stock units. These components work together to incentivize the achievement of the Company’s long-term strategic objectives, align financial awards with the economic interests of shareholders and promote retention of the leadership talent that is critical to our success. At any particular time, our executives hold significant unvested equity awards. Performance share awards are contingent upon achieving performance goals over a three-year period. Shares are only awarded under this program if performance thresholds are met. Stock options are granted at fair market value on the date of the grant with a three-year cliff vesting requirement, and the executive realizes no value unless the Company’s stock price increases and the executive remains with the Company until the options vest. Similarly, executives may only realize appreciation from restricted stock units, which have a three-year cliff vesting requirement, if the value of the Company’s stock rises and the executive remains with the Company until the units vest.

This shareholder proposal fails to strike a reasonable balance between incentivizing desired management behaviors by requiring meaningful levels of stock ownership and permitting executives to manage their own financial affairs. Because equity compensation is the largest element of compensation for our executive officers, the Company’s stock makes up a substantial proportion of their net worth. Further, a share retention requirement that continues for a year after an executive is no longer employed by the Company, such as the one proposed, could lessen the incentive value of equity awards or motivate executives to leave the Company early in order to realize the value of their equity compensation. The proposal also could result in the value of an executive’s equity holdings being dramatically affected by matters unrelated to the Company’s performance or the actions taken during the period of the executive’s employment.

Our Board opposes this shareholder proposal because our directors believe that our Compensation Committee, which consists entirely of independent directors and is the governing body best suited to formulate executive compensation principles and practices that reflect the interests of shareholders, must have the flexibility to structure effective and competitive compensation programs. The proposal’s significant restrictions on an executive’s ability to exercise and realize the value of equity awards could hinder the Company’s ability to attract and retain executive talent. The Board believes it is important that the Company have the ability to attract, retain and motivate a talented and experienced leadership team by having an executive compensation program that is competitive and designed to foster achievement of the strategic, operational and financial goals of the Company. Adopting rigid policies that limit our Compensation Committee’s ability to design effective and competitive compensation programs will not help us to achieve our goals and would place the Company at a competitive disadvantage in recruiting, retaining and motivating senior executives.

The Board of Directors unanimously recommends that shareholders vote AGAINST this shareholder proposal. Proxies solicited by the Board will be so voted unless shareholders specify a contrary choice in their voting instructions.

Householding

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name receive only one Notice of Internet Availability of Proxy Materials, or if applicable, only one proxy statement and Annual Report, unless one or more of these shareholders notifies the Company that they would like to continue to receive individual copies. This reduces printing costs and postage fees. If, because of multiple accounts, you are still receiving multiple copies of the Company’s Notice of Internet Availability of Proxy Materials, or if applicable, proxy statement and Annual Report at a single address and wish to receive a single copy, or if you participate in householding and wish to receive a separate copy of the Annual Report or proxy statement, or prefer to receive separate copies of future materials, and your shares are registered directly through the Company’s transfer agent, please contact Wells Fargo Bank, N.A., at (888) 368-7346, or inform them in writing at 161 North Concord Exchange Street, South Saint Paul, Minnesota 55075. If your shares are held through a brokerage account, please contact your broker directly.

Shareholders who participate in householding will continue to receive separate proxy cards to vote their shares. Shareholders that receive the Notice of Internet Availability of Proxy Materials will receive instructions on how to vote their shares via the Internet. Householding does not in any way affect dividend check mailings.

Shareholder Proposals for the Next Annual Meeting

Shareholders may submit proposals appropriate for shareholder action at the Company’s Annual Meeting consistent with the regulations of the SEC. For proposals to be considered for inclusion in the Company’s proxy statement for the Annual Meeting scheduled on January 9, 2013, the proposals must be received by the Company no later than July 21, 2012. Such proposals should be directed to Walgreen Co., Attention: Corporate Secretary, 108 Wilmot Road, Deerfield, Illinois 60015.

Shareholder proposals that are not intended for inclusion in the Company’s proxy statement may be brought before an Annual Meeting in accordance with the advance notice procedures described in the Company’s By-laws. For the Annual Meeting on January 9, 2013, the Corporate Secretary must receive notice of the proposal on or after September 13, 2012 and no later than October 13, 2012. Shareholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in the Company’s By-laws, including a description of the proposal, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in the Company’s securities. The Company’s By-laws also require that shareholder proposals concerning nomination of directors provide additional disclosure, including information the Company deems appropriate to ascertain the nominee’s qualifications to serve on the Company’s Board of Directors, disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

By order of the Board of Directors,

THOMAS J. SABATINO, JR.
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on January 11, 2012:

The Notice and Proxy Statement and fiscal 2011 Annual Report are available at www.proxyvote.com.

The Company also has made available on its website at investor.walgreens.com its fiscal 2011 Annual Report on Form 10-K, as filed with the SEC, including the financial statements and schedules. The Company will furnish, on written request and without charge, a printed copy of the Annual Report on Form 10-K to each person whose proxy is solicited and to each person representing that, as of the record date for the meeting, he or she was a beneficial owner of shares entitled to be voted at the meeting. Such written request should be directed to Walgreen Co., c/o Shareholder Relations, Mail Stop #1833, 108 Wilmot Road, Deerfield, Illinois 60015.

Annex A

Walgreen Co.

2011 Cash-Based Incentive Plan

Walgreen Co.

2011 Cash-Based Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. Walgreen Co., an Illinois corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as Walgreen Co. 2011 Cash-Based Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. This Plan permits the grant of Cash-Based Awards. This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Objectives of This Plan. The objectives of this Plan are to optimize the profitability and growth of the Company through incentives consistent with the Company’s goals and that link and align the personal interests of Participants with an incentive for excellence in individual performance, and to promote teamwork. This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3 Duration of This Plan. This Plan shall commence on the Effective Date, as described in Section 1.1, and shall remain in effect until terminated, modified, or amended in accordance with Section 11.1 of the Plan.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1

“Affiliate” means any entity (a) which, directly or indirectly, is controlled by, controls, or is under common control with the Company, or (b) in which the Company has a significant entity interest, in either case as determined by the Committee, and which is designated by the Committee as such for purposes of the Plan.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 5.3.

2.3	“Award” means, individually or collectively, a grant to a Participant under an Award Agreement of any Cash-Based Award, subject to the terms of this Plan.

2.4

“Award Agreement” means either: (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7

“Cash-Based Award” means a contractual right granted to an Employee under Article 5 entitling such Participant to receive a cash payment or payments, at such times, and subject to such conditions, as are set forth in this Plan and the applicable Award Agreement.

2.8	“Cause” means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, with respect to any Participant any of the following:

(a)	Any act that would constitute a material violation of the Company’s material written policies;

(b)

Willfully engaging in conduct materially and demonstrably injurious to the Company, provided, however, that no act or failure to act, on the Participant’s part, shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company;

(c)

Being indicted for, or if charged with but not indicted for, being tried for (i) a crime of embezzlement or a crime involving moral turpitude, or (ii) a crime with respect to the Company involving a breach of trust or dishonesty, or (iii) in either case, a plea of guilty or no contest to such a crime;

(d)	Abuse of alcohol in the workplace, use of any illegal drug in the workplace or a presence under the influence of alcohol or illegal drugs in the workplace;

(e)

Failure to comply in any material respect with the Foreign Corrupt Practices Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and the Truth in Negotiations Act, or any rules and regulations issued thereunder; and

(f)	Failure to follow the lawful directives of the Company’s Chief Executive Officer, the President or the Board of Directors.

2.9

“Change of Control” means a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as described in Code Section 409A, including:

(a)

An acquisition after the date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (a) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or approved by the Incumbent Board (as defined below), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, or (5) any acquisition pursuant to a transaction which complies with clauses (1), (2), and (3) of subsection (c) below; or

(b)

A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c)

Consummation of a reorganization, merger, or consolidation (or similar transaction), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity (“Corporate Transaction”); in each case, unless immediately following such Corporate Transaction (i) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d)	The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.10

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11

“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board and shall be composed of not less than two Directors, each of whom is a nonemployee director (within the meaning of Rule 16b-3) and an outside director (within the meaning of Code Section 162(m)) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.12	“Company” means Walgreen Co., an Illinois corporation, and any successor thereto as provided in Article 13 herein.

2.13

“Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of the Performance Period provided the outcome for the Performance Period is substantially uncertain, or (b) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.14	“Director” means any individual who is a member of the Board of Directors of the Company.

2.15

“Disability” shall mean disability as determined by the Committee in accordance with standards and procedures similar to those under the applicable Company long-term disability plan, if any. At any time that the Company does not maintain an applicable long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a physician selected or relied upon in good faith by the Company.

2.16	“Effective Date” has the meaning set forth in Section 1.1.

2.17

“Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary, including but not limited to officers, and designated as an employee of the Company, an Affiliate, or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, or Subsidiary during such period. An individual shall not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company, any Affiliates, or any Subsidiaries. A leave of absence may continue so long as the Employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with the Company, a Subsidiary, or an Affiliate under an applicable statute or by contract. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.18	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19

“Extraordinary Items” means (a) extraordinary, unusual, and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; or (d) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.20	“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.21	“Participant” means any eligible individual as set forth in Article 4 to whom an Award is granted.

2.22

“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.23

“Performance Measures” mean measures as described in Article 7 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.24

“Performance Period” means the period of time, as determined by the Committee, during which the performance goals must be met in order to determine the degree of payout with respect to an Award; provided, however, that in no event shall such a period be less than twelve (12) consecutive months.

2.25	“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.26	“Plan” means Walgreen Co. 2011 Cash-Based Incentive Plan.

2.27	“Plan Year” means the Company’s fiscal year which begins September 1 and ends August 31.

2.28	“Service” means a Participant’s employment relationship with the Company, an Affiliate, or a Subsidiary.

2.29	“Share” means a share of common stock of the Company, $.078125 par value per share.

2.30	“Specified Employee” means a “specified employee” within the meaning of Code Section 409A and any specified employee identification policy or procedure of the Company.

2.31

“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.32	“Termination of Employment” or “Terminates Employment” means a separation from Service of a Participant, within the meaning of Code Section 409A.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)

To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical);

(b)

To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)	To approve forms of Award Agreements for use under the Plan;

(d)	To amend the Plan or any Award Agreement as provided in the Plan;

(e)

To adopt subplans and/or special provisions applicable to Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such subplans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such subplans and/or special provisions, the provisions of the Plan shall govern; and

(f)	To authorize any person to execute on behalf of the Company any instrument required to effectuate any Award previously granted by the Committee.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards to be granted to such officer; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

Article 4. Eligibility and Participation

4.1 Eligibility. Persons eligible to participate in this Plan include all officers and key Employees of the Company, or those who will become officers or key Employees, whose performance or contribution, as determined by the Committee, benefits or will benefit the Company.

4.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 5. Awards

5.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine. The Committee may grant Cash-Based Awards that are payable based on the attainment of a specified performance goal (or goals), with or without additional Service requirements, as established by the Committee in its discretion.

5.2 Value of Cash-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. The Committee may establish a performance goal or goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of such Cash-Based Award (the “Performance-Based Compensation Award”) that will be paid out to the Participant will depend on the extent to which the performance goals are met and additional Service requirements, if any, are met.

5.3 Maximum Cash-Based Awards. The maximum aggregate amount awarded or credited under this Plan with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed ten million dollars ($10,000,000), determined as of the date of payout.

5.4 Payment of Cash-Based Awards. Payment, if any, with respect to a Cash-Based Award shall be made in cash, in accordance with the terms of the applicable Award Agreement, and as the Committee determines in accordance with Code Section 409A, to the extent applicable.

5.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive payment for Cash-Based Awards, if any, following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

5.6 Compliance With Section 409A. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority, pursuant to Section 14.8, to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that the Committee shall act in a manner that is intended to preserve the economic value of the Award to the Participant. In no event whatsoever shall the Company be liable for any additional tax, interest, or penalties that may be imposed on any Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

5.7 Compliance With Section 162(m). The Plan shall be interpreted and construed in accordance with Section 162(m) of the Code. A Participant shall be eligible to receive payment with respect to a Performance-Based Compensation Award only to the extent that the performance goals for such Performance Period are achieved and the terms of the Award applied against such performance goals determines that all or a portion of such Participant’s Performance-Based Compensation Award has been earned for the Performance Period. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance-Based Compensation Award for the Performance Period was achieved and then the amount thereof.

Article 6. Awards Not Assignable or Transferable

Except as expressly authorized by the Committee, during a Participant’s lifetime, his Awards shall be payable only to the Participant. Awards shall not be assignable or transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported assignment or transfer in violation of this Article 6 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of, or following, the Participant’s death may be provided.

Article 7. Performance Measures

7.1 Performance Measures. The performance goals upon which the payment of a Performance-Based Compensation Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings, net income, or consolidated net income (before or after taxes);

(b)	Earnings per Share;

(c)	Net sales or revenue growth;

(d)	Achievement of balance sheet or income statement objectives;

(e)	Gross, pre-tax, post-tax, or net operating profit;

(f)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(g)	Cash flow (including, but not limited to, operating cash flow, discounted cash flow, cumulative cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(h)	Earnings (based on either LIFO or FIFO accounting for inventories), before or after taxes, interest, depreciation, and/or amortization;

(i)	Gross, net or operating margins;

(j)	Productivity ratios;

(k)	Share price (including, but not limited to, growth measures and total shareholder return);

(l)	Expense targets;

(m)	Costs (including cost reduction or savings);

(n)	Performance against operating budget goals;

(o)	Operating profit or efficiency;

(p)	Unit sales volume;

(q)	Market or category share;

(r)	Customer satisfaction;

(s)	Working capital targets;

(t)	Improvements in financial ratings;

(u)	Regulatory compliance;

(v)	Extent to which strategic and/or business goals are met;

(w)	Total return to shareholders equity (including both the market value of the Company’s Shares and dividends thereon); and,

(x)	Economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (k) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated payment of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 7; provided, however, that any restrictions on acceleration of payment under Code Section 409A shall be observed.

7.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) Extraordinary Items, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Performance-Based Compensation Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

7.3 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

7.4 Committee Discretion. In the event that applicable tax, corporate, or securities laws change to permit the Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base payout on Performance Measures other than those set forth in Section 7.1.

Article 8. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant under this Plan, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 9. Rights of Participants

9.1 Employment. Nothing in this Plan or an Award Agreement shall: (a) interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or Service at any time or for any reason not prohibited by law, or (b) confer upon any Participant any right to continue his employment for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate or Subsidiary and, accordingly, subject to Articles 3 and 11, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

9.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 10. Change of Control

10.1 Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 10 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

(a)

Performance Goals. Upon a Change of Control, all then-outstanding Awards with performance goals yet to be achieved shall be considered to be earned at target values, or at such value otherwise determined by the terms and conditions set forth in the applicable Award Agreement, and payable at the time set forth in the applicable Award Agreement.

(b)

Awards With Service Requirements. Upon a Participant’s involuntary termination for a reason other than Cause during the two (2) year period following a Change of Control, any Service requirement applicable to then-outstanding Awards shall be considered satisfied.

Article 11. Amendment and Termination

11.1 Amendment and Termination of the Plan and Award Agreements.

(a)

Subject to subparagraph (b) of this Section 11.1 and Section 11.3 of the Plan, the Board may at any time terminate the Plan or an outstanding Award Agreement and the Committee may, at any time and from time to time, amend the Plan or an outstanding Award Agreement.

(b)

Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

11.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 7.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 7.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended diminution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 11.2 without further consideration or action.

11.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 11.2, 11.4, or 14.14, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

11.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 11.4 to any Award granted under the Plan without further consideration or action.

Article 12. Reporting and Withholding

The Company shall have the power and the right to report income and to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

Article 13. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 14. General Provisions

14.1 Forfeiture Events.

(a)

The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, or Subsidiary, violation of material Company, Affiliate, or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate, or Subsidiary.

(b)

If any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Award granted or paid to a Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002 or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010). The Committee shall determine whether the Company shall effect any such recovery: (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program, or arrangement maintained by the Company, an Affiliate, or any Subsidiary, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing.

14.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

14.3 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.4 Requirements of Law. The granting of and settlement of Awards under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.5 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees and/or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

(d)

Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 14.5 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

14.6 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

14.7 Retirement and Welfare Plans. Neither Awards made under this Plan nor cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any

Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

14.8 Deferred Compensation.

(a)

The Committee may grant Awards under the Plan that provide for the deferral of compensation within the meaning of Code Section 409A. It is intended that such Awards comply with the requirements of Code Section 409A so that amounts deferred thereunder are not includible in income before actual payment and are not subject to an additional tax of twenty percent (20%) at the time the deferred amounts are no longer subject to a substantial risk of forfeiture.

(b)

Notwithstanding any provision of the Plan or Award Agreement to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Code Section 409A and would cause the Participant to incur any penalty tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, the Committee may reform the Plan and Award Agreement to comply with the requirements of Code Section 409A and to the extent practicable maintain the original intent of the Plan and Award Agreement. By accepting an Award under this Plan, a Participant agrees to any amendments to the Award made pursuant to this Section 14.8(b) without further consideration or action.

14.9 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

14.10 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

14.11 Payments to a Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

14.12 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Illinois, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Illinois to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

14.13 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

14.14 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties, and interest under the Tax Laws.

14.15 Indemnification. Subject to requirements of Illinois law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

108 WILMOT ROAD DEERFIELD, IL 60015	INSTRUCTIONS FOR VOTING BY THE INTERNET, TELEPHONE OR MAIL
Walgreen Co. encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on January 10, 2012.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 10, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 10, 2012. Have your proxy card in hand when you access the web site and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Walgreen Co., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, for delivery prior to the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M27664-P01607-Z54092	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

WALGREEN CO.
If you wish to vote in accordance with the Board of Directors recommendations, just sign below.
The Board of Directors recommends that you vote FOR all nominees for director. (Your proxy holders will vote FOR the election of the following nominees unless you indicate otherwise.)
1.	Election of 11 Directors:

	Nominees:		For	Against	Abstain

	1a.	David J. Brailer	☐	☐	☐

	1b.	Steven A. Davis	☐	☐	☐

	1c.	William C. Foote	☐	☐	☐

	1d.	Mark P. Frissora	☐	☐	☐

	1e.	Ginger L. Graham	☐	☐	☐

	1f.	Alan G. McNally	☐	☐	☐

	1g.	Nancy M. Schlichting	☐	☐	☐

	1h.	David Y. Schwartz	☐	☐	☐

	1i.	Alejandro Silva	☐	☐	☐

	1j.	James A. Skinner	☐	☐	☐

	1k.	Gregory D. Wasson	☐	☐	☐

Vote on Proposals
The Board of Directors recommends that you vote FOR proposals 2, 3 and 4. (Your proxy holders will vote FOR each of the following proposals unless you indicate otherwise.)		For	Against	Abstain
2.	Ratify the appointment of Deloitte & Touche LLP as Walgreen Co.’s independent registered public accounting firm.	☐	☐	☐
3.	Approval of the Walgreen Co. 2011 Cash-Based Incentive Plan.	☐	☐	☐
4.	Advisory vote on the approval of named executive officer compensation.	☐	☐	☐
The Board of Directors recommends that you vote for “1 Year” on proposal 5. (Your proxy holders will so vote unless you indicate otherwise.)

		1 Year	2 Years	3 Years	Abstain
5.	Advisory vote on the frequency of future advisory votes on named executive officer compensation.	☐	☐	☐	☐
The Board of Directors recommends that you vote AGAINST proposal 6. (Your proxy holders will vote AGAINST proposal 6 unless you indicate otherwise.)
			For	Against	Abstain
6.	Shareholder proposal regarding an executive equity retention policy.		☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign your name(s) as it appear(s) on this proxy. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

ANNUAL MEETING

The Walgreen Co. Annual Meeting of Shareholders will be held January 11, 2012, at 2:00 p.m., Central Standard Time, in the Grand Ballroom of Navy Pier. A map detailing directions to the meeting is shown at right. An admission ticket is included in this mailing. You will not be admitted without a ticket.

Shareholders should use Entrance 2, Lobby 3 for access to the Grand Ballroom. Please follow posted signs.

If you park in the Navy Pier parking garage, please pick up a voucher at our registration desk.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on January 11, 2012:

The Notice and Proxy Statement and fiscal 2011 Annual Report are available at www.proxyvote.com.

M27665-P01607-Z54092

WALGREEN CO.
Annual Meeting Proxy Card Proxy solicited on behalf of the Board of Directors

The undersigned hereby appoints ALAN G. MCNALLY, WILLIAM C. FOOTE and GREGORY D. WASSON, or any of them, with full power of substitution, as attorneys and proxies to vote all shares of common stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of WALGREEN CO. to be held in the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois, on Wednesday, January 11, 2012 (and any adjournment thereof), upon the matters referred to on the reverse side and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting or any adjournment thereof.

This proxy, when properly executed, will be voted as directed. If no direction is specified, this proxy will be voted FOR proposals 1, 2, 3 and 4, for “1 YEAR” on proposal 5, AGAINST proposal 6 and, in the discretion of the proxyholders, on such other matters as may properly come before the meeting or any adjournment thereof. The proxyholders reserve the right in their discretion to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)